SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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WARP TECHNOLOGY HOLDINGS, INC.

(Name of Registrant As Specified In Its Charter)

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WARP TECHNOLOGY HOLDINGS, INC.

200 Railroad Avenue

Greenwich, CT 06830

To Our Stockholders:

You are cordially invited to attend the annual meeting of stockholders of Warp Technology Holdings, Inc., a Nevada corporation operating under the name Halo Technology Holdings (“Halo” or the “Company”) to be held on Friday, October 21, 2005, at 10:00 a.m., local time, at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, CT 06870. At the annual meeting, you will be asked to consider and vote upon the following proposals:

(1)	To elect four directors to hold office until the next annual meeting of stockholders (current nominations are for Rodney A. Bienvenu, Jr., John A. Boehmer, David M. Howitt and Mark J. Lotke);

(2)	To ratify the appointment of Mahoney Cohen & Company, CPA, P.C. as auditors for the Company for the fiscal year ending June 30, 2006;

(3)	To approve the Halo Technology Holdings 2005 Equity Incentive Plan; and

(4)	To consider and act upon such other business and matters or proposals as may properly come before the meeting or any adjournment of the meeting.

The Board of Directors has specified the close of business on September 30, 2005 as the record date for the purposes of determining the stockholders who are entitled to receive notice of and vote at the annual meeting.

Whether or not you plan to attend the annual meeting, please take the time to vote on the proposals submitted by completing and mailing the enclosed proxy to us. Please sign, date and mail your proxy indicating how you wish to vote.

Sincerely,

/S/    RODNEY A. BIENVENU, JR.

Rodney A. Bienvenu, Jr.

Chairman of the Board and

Chief Executive Officer

This proxy statement is dated October 7, 2005 and is first being mailed on or about October 7, 2005 to stockholders of record as of September 30, 2005.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE TRANSACTIONS DISCUSSED HEREIN NOR PASSED UPON THE FAIRNESS OR MERITS OF THE PROPOSALS OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD OCTOBER 21, 2005

We will hold the annual meeting of stockholders of Warp Technology Holdings, Inc. operating under the name Halo Technology Holdings, on Friday, October 21, 2005, at 10:00 a.m., local time at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, CT 06870, for the following purposes:

(1)	To elect four directors to hold office until the next annual meeting of stockholders (current nominations are for Rodney A. Bienvenu, Jr., John A. Boehmer, David M. Howitt and Mark J. Lotke);

(2)	To ratify the appointment of Mahoney Cohen & Company, CPA, P.C. as auditors for the Company for the fiscal year ending June 30, 2006;

(3)	To approve the Halo Technology Holdings 2005 Equity Incentive Plan; and

(4)	To consider and act upon such other business and matters or proposals as may properly come before the meeting or any adjournment of the meeting.

The Board of Directors has specified the close of business on September 30, 2005 as the record date for the purposes of determining the stockholders who are entitled to receive notice of and vote at the annual meeting. A list of the stockholders entitled to vote at the annual meeting will be available for examination by any stockholder at the annual meeting. For 10 days prior to the annual meeting, the stockholder list will also be available for inspection by stockholders at our corporate offices at 200 Railroad Avenue, Greenwich, CT 06830, during ordinary business hours.

The Company’s Board of Directors have unanimously determined that the proposals are fair to, and in the best interests of, the Company stockholders and unanimously recommend that you vote “FOR” the proposals.

Please read the proxy statement and accompanying materials concerning the Company carefully. The information contained in this letter is only a summary of the actions to be voted upon at the annual meeting and is not meant to be complete and exhaustive.

BY ORDER OF THE BOARD OF DIRECTORS,

October 7, 2005	/s/ Rodney A. Bienvenu, Jr. Rodney A. Bienvenu, Jr. Chairman of the Board and Chief Executive Officer

ANNUAL MEETING OF STOCKHOLDERS

OCTOBER 21, 2005

We are providing this proxy statement in connection with the solicitation by the Board of Directors of Warp Technology Holdings, Inc., a Nevada corporation operating under the name Halo Technology Holdings (the “Company” or “Halo”) of proxies for use at the annual meeting of stockholders of the Company to be held, pursuant to the accompanying notice, on October 21, 2005, at 10:00 a.m., at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, CT 06870, and at any adjournment thereof.

The proxy statement, proxy card and accompanying materials will be mailed starting October 7, 2005. The Company’s annual report on Form 10-KSB for the fiscal year ended June 30, 2005 accompanies this proxy statement.

PROPOSAL ONE—ELECTION OF DIRECTORS

Under the Company’s Articles of Incorporation the Board of Directors shall consist of not less than one nor more than thirteen directors. Our stockholders elect the members of the Board of Directors annually. Current nominations are for Rodney A. Bienvenu, Jr. John A. Boehmer, David M. Howitt and Mark J. Lotke, each a current director. The nominees have consented to their nomination to the Board of Directors and have advised the Company that they will serve if elected. If any of the nominees should become unavailable for election, the persons named as proxies have discretionary authority either to vote for a substitute or to fix the number of directors at less than four. The Board of Directors has no reason to believe that any of the nominees will be unwilling or unable to serve if elected. Unless authority to vote for any director is withheld in the proxy, if you return the enclosed proxy, your shares will be cast in favor of election of the nominees listed herein.

The Board of Directors unanimously recommends a vote FOR the election of the nominees named below and your proxy will be voted for the election of the nominees named below unless you specify otherwise.

Nominees for Director

Rodney A. Bienvenu, Jr., 39, has been Chief Executive Officer of the Company, a Director of the Company and Chairman of the Company’s Board of Directors since August 4, 2004. From September 2003 through the present, Mr. Bienvenu has been a founder and Managing Partner of ISIS Capital Management, LLC (“ISIS”), an investment firm specializing in active investment strategies and strategic transactions in information technology and other sectors. Prior to ISIS, Mr. Bienvenu founded Strategic Software Holdings, LLC, a successful investment vehicle that initiated a takeover attempt of Mercator Software, Inc., and invested in other public and private enterprise software companies. Mr. Bienvenu acted as Chief Executive Officer of Strategic Software Holdings, LLC, from August 2002 through September 2003. Prior to Strategic Software Holdings, LLC, Mr. Bienvenu served as President of Software at divine, Inc., a publicly traded software company, from May 2001 through July 2002. During his tenure at divine, Mr. Bienvenu led the planning, acquisition and consolidation of over thirty companies, including five public companies. Prior to divine, Mr. Bienvenu served as CEO and President of SageMaker, Inc., a provider of digital asset management solutions for Global 2000 companies that he founded in 1992. Under his guidance, SageMaker raised more than $33 million in venture capital funding and acquired several technology companies in the U.S. and Europe. SageMaker was sold to divine, Inc. in early 2001. Mr. Bienvenu’s previous industry experience includes the founding of a successful electronic publishing company and sale to a major publisher in 1991. Mr. Bienvenu has a seventy percent interest in ISIS, and ISIS has entered into transactions with the Company as described below under the heading “Certain Relationships and Related Transactions”.

John A. Boehmer, 42, has been a director since March 30, 2005. Mr. Boehmer is an executive recruitment and human resources professional with more than 20 years experience. Mr. Boehmer is a Managing Partner with the

Barlow Group, LLC, an executive search firm, specializing in matching early and mature growth-stage technology businesses with executive leadership and industry partnerships. Mr. Boehmer has been with the Barlow Group since September, 2005. Previously, Mr. Boehmer was a Managing Director with Korn/Ferry International, a position he has held since September 2003. Prior to joining Korn/Ferry, from January 2002 through September 2003, Mr. Boehmer was the Founder and Managing Director of Matlin Partners LLC. Previously, from July 1999 through December 2001, Mr. Boehmer served as Vice President of Executive Recruiting at Internet Capital Group. Mr. Boehmer holds a B.A. from Denison University.

Mr. David M. Howitt, 37, has been a director since March 30, 2005. Mr. Howitt is the President and CEO of The Meriwether Group, Inc., a boutique brand consulting and marketing firm which he founded in May 2004. From May 2001 until April 2004, Mr. Howitt served as director of licensing and business development at adidas America, Inc. Mr. Howitt also worked for several years as corporate counsel with adidas. Mr. Howitt holds a B.A. from Denison University, and a J.D. from the Lewis & Clark Northwestern School of Law. Mr. Howitt has a fifty percent interest in ISIS Acquisition Partners II, LLC, (“IAP II”) an entity which has entered into transactions with the Company as described below under the heading “Certain Relationships and Related Transactions”.

Mark J. Lotke, 37, has been a director since March 30, 2005. Mr. Lotke is a Partner with FT Ventures, which he joined in 2005, and where he leads the Software Team. Mr. Lotke currently serves on the boards of ProfitLine, a provider of outsourced telecommunications expense management services, and of Digital Harbor, a composite applications company. Mr. Lotke has over 15 years experience in the information technology industry including over 10 years of private equity experience. Prior to joining FT Ventures, he has invested over $350 million in leading enterprise software, e-commerce and IT-enabled services companies generating over $1.2 billion in realized gains. From January 2003 through December 2004, Mr. Lotke was a General Partner with Pequot Ventures. From January 2001 through December 2002, Mr. Lotke was a General Partner with Covalent Partners. Prior to that, Mr. Lotke was a Managing Director with Internet Capital Group. Mr. Lotke also worked for several years as a principal with General Atlantic Partners. Mr. Lotke began his professional career as a strategy consultant at Corporate Decisions, Inc. and also worked at LHS Group, a mobile billing and customer care software company. Mr. Lotke received a B.S. in Economics summa cum laude from the Wharton School of the University of Pennsylvania and an MBA from the Stanford University Graduate School of Business.

Other Executive Officers of the Company

Ernest C. Mysogland, 40, has been Chief Legal Officer, Executive Vice President and Secretary of the Company since August 4, 2004. Mr. Mysogland has more than 15 years experience in mergers and acquisitions, equity and debt financing and investment. From September, 2003 through the present, Mr. Mysogland has been a founder and Managing Partner of ISIS Capital Management, LLC (“ISIS”), an investment firm specializing in active investment strategies and strategic transactions in information technology and other sectors. Prior to ISIS, Mr. Mysogland managed the legal and administrative matters of Strategic Software Holdings, LLC from May, 2003 through September, 2003. Prior to Strategic Software Holdings, LLC, from September, 1990 through April, 2003, Mr. Mysogland engaged in private legal practice representing investors, issuers, acquirers and targets in hundreds of public and private mergers and acquisitions, equity and debt financings, and other strategic transactions ranging in size up to $3.5 billion. Mr. Mysogland’s clients have included numerous software and technology companies, private equity funds and institutional investors. Mr. Mysogland graduated from the University of Notre Dame and the Columbia University School of Law.

Brian J. Sisko, 44, has been Chief Operating Officer of the Company since March 2005. Mr. Sisko has 20 years of experience in the areas of corporate finance, mergers and acquisitions and strategic development. From February 2002 to March 2005, Mr. Sisko ran B/T Business and Technology, which served as an advisor and strategic management consultant to a variety of public and private companies, including the Company. From April 2000 to January 2002, he was Managing Director of Katalyst, LLC, a venture capital and operational advisory firm where he was responsible for business development and client/portfolio company engagement management in that firm’s Philadelphia and Boston offices. Mr. Sisko also previously served as Senior Vice President—Corporate Development and General Counsel of National Media Corporation, a large public company with international operations. In addition, Mr. Sisko was a partner in the Corporate Finance/Mergers and Acquisitions practice group of the Philadelphia-based law firm, Klehr Harrison, Harvey Branzburg & Ellers. Mr. Sisko also teaches as an adjunct professor in the MBA program of the Fox School of Business at Temple University. He earned his Juris Doctorate from The Law School of the University of Pennsylvania and his B.S. from Bucknell University.

Jeff Bailey, 52, Chief Executive Officer of Gupta Technology Holdings LLC (“Gupta”), a significant operating subsidiary of the Company, has been interim Chief Financial Officer and Principal Financial Officer for the Company since March 2005. Since January 2002, Mr. Bailey served as Gupta’s Chief Executive Officer, responsible for guiding Gupta’s strategic direction as well as day-to-day operations. Mr. Bailey joined Gupta in October 2001 as its Chief Financial Officer. From August 2001 through October 2001, Mr. Bailey was also the CEO of David Corporation, a company which the Company has agreed to purchase under an Acquisition Agreement dated September 12, 2005. Prior to that experience, Mr. Bailey served as vice president of finance and CFO at Vivant Corporation until August 2001. He has also held positions as vice president of finance and CFO at Uniteq Application Systems Inc. and Phoenix Network Inc. He earned his B.S. in Business Administration from the University of California, Berkeley, and is a certified public accountant.

Takeshi Taniguchi, 34, has been interim Principal Accounting Officer for the Company since March 2005. Since July 2004 through the present, Mr. Taniguchi has served as Corporate Controller of Gupta, responsible for the overall financial management of Gupta. Mr. Taniguchi has worked at Gupta or its predecessors since 2000, serving as a senior financial analyst prior to his current position. He earned his Master of Business Administration from the University of Nevada, Reno, and is a Certified Management Accountant.

No director, executive officer, promoter or control person of the Company has, within the last five years: (i) had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) been convicted in a criminal proceeding or is currently subject to a pending criminal proceeding (excluding traffic violations or similar misdemeanors); (iii) been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (iv) been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission (the “Commission” or “SEC”) or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated. There are no family relationships among any directors and executive officers of the Company.

Audit Committee and Financial Expert

We do not have a separately-designated standing audit committee but our full Board of Directors performs some of the same functions of an audit committee, including selecting the firm of independent certified public accountants to audit the annual financial statements, reviewing the independent auditors independence, the financial statements and the audit report, and reviewing the Company’s system of internal controls over financial reporting. The Company does not currently have a written audit committee charter or similar document.

Although the Company does not have an audit committee, the Board of Directors has determined that it does have a director qualifying as an audit committee financial expert sitting on the Board of Directors. Mr. Lotke meets the definition of audit committee financial expert adopted by the SEC. Mr. Lotke is independent under the definition of independence contained in Rule 4200(a)(15) of the NASD’s listing standards.

Nominating Committee

We do not have a nominating committee or a nominating committee charter. The full Board of Directors performs some of the functions associated with a nominating committee, including consideration of director nominees. The Company does not have a nominating committee because it is still in the development stage and has limited resources and a limited number of directors. The Board of Directors concluded that the expense of a separate nominating committee was not warranted at this time. At present, all of the members of the Board of Directors participate in discussions regarding nominees for director. Since at the present time there are only four directors and all directors will work closely with any new directors, the Board of Directors has determined that it is appropriate for all members of the Board of Directors to participate in the selection of directors. All of the directors approved the selection of the nominees for director named in the proxy statement. All nominees are current directors of the Company.

Generally, nominees for director have been identified and suggested by the members of the Board of Directors or management of the Company. The Board of Directors has not retained any executive search firms or other third parties to identify or evaluate director candidates in the past and does not intend to in the near future. In selecting a nominee for director, the Board of Directors considers the following criteria:

•	whether the nominee has the personal attributes for successful service on the Board of Directors, such as demonstrated character and integrity; experience at a strategy/policy setting level; managerial experience dealing with complex problems; an ability to work effectively with others; and sufficient time to devote to the affairs of the Company;

•	whether the nominee has been the chief executive officer or senior executive of a public company or a leader of a similar organization, including industry groups, universities or governmental organizations;

•	whether the nominee, by virtue of particular experience, technical expertise or specialized skill or contracts relevant to the Company’s current or future business, will add specific value as a Board member; and

•	whether there are any other factors related to the ability and willingness of a new nominee to serve, or an existing Board member to continue his service.

The Board of Directors has not established any specific minimum qualifications that a candidate for director must meet in order to be recommended for Board membership. Rather the Board of Directors will evaluate the mix of skills and experience that the candidate offers, consider how a given candidate meets the Board’s current expectations with respect to each such criterion and make a determination regarding whether a candidate should be recommended to the stockholders for election as a director. During the fiscal year ended June 30, 2005, the Company received no recommendation for directors from any of its non-officer/director stockholders.

This Company will consider for inclusion in its nominations of new Board of Director nominees proposed by stockholders who have held at least 1% of the outstanding voting securities of the Company for at least one year. Board candidates referred by such stockholders will be considered on the same basis as Board candidates referred from other sources. Any stockholder who wishes to recommend for the Company’s consideration a prospective nominee to serve on the Board of Directors may do so by giving the candidate’s name and qualifications in writing to the Company’s Secretary at the following address: Halo Technology Holdings, 200 Railroad Avenue, Greenwich, CT 06830, Attention: Ernest C. Mysogland.

Board of Directors Meetings

The Board of Directors of the Company met ten times during the fiscal year ended June 30, 2005. All directors attended at least 75% of the meetings held while they were a director. All members of the Board of Directors are expected to be present, either in person or by telephone, at the annual meeting on October 21, 2005. The Company did not hold an annual meeting of shareholders for the fiscal year ended June 30, 2004. Therefore, none of the directors attended such a meeting.

Compensation Committee and Compensation Report

The Board of Directors appointed a Compensation Committee on September 13, 2005, consisting of Mr. Boehmer and Mr. Lotke, both of whom meet the requirements of non-employee directors under the rules under section 16(b) of the Securities Exchange Act of 1934, as amended, and the requirements of outside directors under section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee does not yet have a written charter. If the Halo Technology Holdings 2005 Equity Incentive Plan is approved, the Compensation Committee will administer such plan. The Compensation Committee did not meet during the fiscal year ended June 30, 2005.

Since the Company did not have a compensation committee of the Board of Directors for the fiscal year ended June 30, 2005, the entire Board of Directors reviewed all forms of compensation provided to our executive officers, directors, consultants and employees including stock compensation. The Board of Directors had no existing policy with respect to the specific relationship of corporate performance to executive compensation. The Board of Directors has set executive compensation at what the Board of Directors considered to be the minimal levels necessary to retain and compensate the officers of the Company for their activities on the Company’s behalf.

Code of Ethics

A code of ethics is a set of written standards designed to deter wrongdoing and to promote:

(1)	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

(2)	Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the Commission and in other public communications made by an issuer;

(3)	Compliance with applicable governmental laws, rules and regulations;

(4)	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

(5)	Accountability for adherence to the code.

The Company demands ethical conduct from its officers and employees. In the past, due to the Company’s limited resources and its small number of employees, the Company had determined that it was not necessary to devote the resources necessary to develop a written Code of Ethics in order to require ethical conduct. As we have grown significantly through acquisitions during the past twelve months, the Company has determined that a Code of Ethics should be adopted. We are in the process of preparing a Code of Ethics to help ensure all employees of the Company and its subsidiaries adhere to the Company’s standards of ethical conduct.

Directors and Executive Officers of the Company

The following Summary Compensation Table sets forth information concerning the annual and long-term compensation earned by our Chief Executive Officer and each of the four other most highly compensated executive officers (collectively the “named executive officers”) at the end of the fiscal year ended June 30, 2005. This information includes the dollar value of base salaries and bonus awards and the number of stock options granted, and certain other compensation, if any.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
Executive Officer and Principal Position	Year	Salary (US$)	Bonus (US$)	Other Annual Compensation (US$)	Restricted Stock Awards (US$)	Securities Underlying Options/SAR (#)	LTIP Payouts (US$)	All Other Compensation (US$)
Rodney A. Bienvenu, Jr. (1) Chairman & Chief Executive Officer	2005 2004 2003	275,000 0 0	270,500 0 0	0 0 0	0 0 0	301,372 0 0	0 0 0	0 0 0

Ernest C. Mysogland (2) Executive Vice President & Chief Legal Officer	2005 2004 2003	160,417 0 0	65,625 0 0	0 0 0	0 0 0	100,456 0 0	0 0 0	0 0 0

Brian J. Sisko (3) Chief Operating Officer	2005 2004 2003	67,436 0 0	0 0 0	94,000 0 0	0 0 0	0 0 0	0 0 0	0 0 0

Jeff Bailey (4) Chief Financial Officer	2005 2004 2003	93,656 0 0	202,322 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0

Gus Bottazzi (5) Former President and Director	2005 2004 2003	106,667 198,693 56,250	0 0 0	500,000 0 0	0 0 0	187,520 0 2,000	0 0 0	0 0 0

(1)	Rodney A. Bienvenu, Jr. Mr. Bienvenu was appointed Chief Executive Officer and Chairman of the Company on August 4, 2004. Mr. Bienvenu did not receive any compensation for fiscal 2004 or for fiscal 2003.
(2)	Ernest C. Mysogland. Mr. Mysogland was appointed Executive Vice President and Chief Legal Officer of the Company on August 4, 2004. Mr. Mysogland did not receive any compensation for fiscal 2004 or for fiscal 2003.
(3)	Brian J. Sisko. Mr. Sisko was appointed Chief Operating Officer of the Company in March 2005. Mr. Sisko did not receive any compensation for fiscal 2004 or for fiscal 2003. Amount under Other Annual Compensation includes consulting and transaction fees paid to or earned by Mr. Sisko during the fiscal year ended June 30, 2005 for his work as a consultant to the Company prior to March 2005 when he became the Company’s Chief Operating Officer.
(4)	Jeff Bailey. Mr. Bailey was appointed interim Chief Financial Officer of the Company in March 2005. Mr. Bailey did not receive any compensation for fiscal 2004 or for fiscal 2003. Bonus amounts include bonuses paid to Mr. Bailey in the fiscal year ended June 30, 2005, bonuses earned by Mr. Bailey due to the change in control of Gupta, and a performance bonus paid to Mr. Bailey in fiscal 2005, which related to the period prior to the Company’s acquisition of Gupta on January 31, 2005.
(5)	Gus Bottazzi. The compensation shown in this Summary Compensation Table represents the total compensation paid to Mr. Bottazzi for all executive positions held by him at the Company beginning April 15, 2003. As of June 30, 2005, Mr. Bottazzi was no longer employed with the Company. Amount under Other Annual Compensation represents the value of 200,000 shares of Series C Preferred Stock issued to Mr. Bottazzi pursuant to the terms of the Separation Agreement dated March 3, 2005.

Options Granted in Last Fiscal Year.

The following table contains certain information regarding stock options we have granted to our named executive officers during the fiscal year ended June 30, 2005.

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/share)	Expiration Date
Rodney A. Bienvenu, Jr.	301,372	45%	6.75	8/4/2014
Ernest C. Mysogland	100,456	15%	6.75	8/4/2014
Gus Bottazzi	187,520.00	28%	6.75	8/4/2014

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values.

The following table contains certain information regarding stock options exercised during the past twelve months and stock options held as of June 30, 2005, by each of our named executive officers. The stock options listed below were granted without tandem stock appreciation rights. We have no freestanding stock appreciation rights outstanding.

Option Exercise Table

Name	Shares Acquired On Exercise (#)	Value Realized	Number of Securities Underlying Unexercised Options at 6/30/05 (#) ($)		Value of Unexercised In the Money Options at 6/30/05 (1)
			Exercisable	Non-Exercisable	Exercisable	Non-Exercisable
Rodney A. Bienvenu, Jr.	—	—	—	301,372	—	—
Ernest C. Mysogland	—	—	—	100,456	—	—
Gus Bottazzi	—	—	189,520	—	—	—

(1)	Calculated on the basis of $1.75 per share, the last reported bid price of the common stock on the over-the-counter market on June 30, 2005, less exercise price payable for such shares.

Long-Term Incentive Plan (“LTIP”) Awards Table.

The Company made no long-term incentive awards in the fiscal year ended on June 30, 2005.

Compensation of Directors.

The Company has a verbal agreement with each of the non-employee directors pursuant to which the Company has agreed to pay each non-employee director (Messrs. Howitt, Boehmer and Lotke) either $30,000 in cash annually or options to acquire 45,000 shares of common stock. Directors receive no additional compensation for serving on committees of the Board of Directors. The Compensation Committee determines annually whether the non-employees directors will receive cash or options. With respect to the fiscal year ending June 30, 2006, on September 13, 2005, the Compensation Committee as compensation for serving as members of the Board of Directors granted each of Messrs. Howitt, Boehmer and Lotke an option to acquire 45,000 shares of common stock at an exercise price of 1.08 per share. The options have a ten year term and vest 25% on December 31, 2005 and ratably each month over the next 36 months provided that the director remains a director of the Company. These options were awarded subject to the approval of the Halo Technology Holdings 2005 Equity Incentive Plan. If the Plan is not approved by the shareholders, the non-employee directors will instead receive cash compensation. Mr. Bienvenu, the Company’s Chief Executive Officer, receives no additional compensation for his service on the Board of Directors.

Employment Contracts, Termination of Employment and Change in Control Arrangements.

The Company entered into a written employment agreement with Rodney A. Bienvenu, Jr., its Chairman and Chief Executive Officer as of August 4, 2004. Under the terms of this agreement, the Company agreed to pay Mr. Bienvenu a monthly salary of $25,000 beginning on August 4, 2004 through December 31, 2005. Upon execution of the agreement, Mr. Bienvenu was entitled to receive a payment equal to $37,500. In addition, Mr. Bienvenu agreed to defer 20% of his base salary for a period of time while the Company had little operating capital. This period lasted through March 2005. Under the agreement, Mr. Bienvenu was also entitled to receive an amount equal to 25% of his annual base salary upon the completion of the Gupta acquisition. This amount has not yet been paid. The Company expects to pay these deferred amounts in the second quarter of fiscal 2006. Mr. Bienvenu’s base salary is subject to upward adjustment pursuant to the terms of the employment agreement. In addition to the foregoing, the Board voted to award Mr. Bienvenu a discretionary bonus in the amount of $158,000 for fiscal 2005, and awarded him options to acquire 158,000 shares of common stock under the Company’s 2002 Equity Incentive Plan. The employment agreement automatically renews for successive one-year terms unless either party gives notice of his or its intention to terminate at least 60 days prior to the end of the term. The Company may terminate Mr. Bienvenu’s employment at any time for Cause (as defined in the employment agreement) or at any time on or after June 30, 2005 upon 60 days prior written notice other than for Cause. Mr. Bienvenu may terminate his employment at any time for Good Reason (as defined in the employment agreement) or upon 30 days written notice without Good Reason. Mr. Bienvenu is eligible for up to 12 months severance if he is terminated by the Company without Cause or terminates his employment with Good Reason. Pursuant to the terms of the employment agreement, Mr. Bienvenu was also required to execute the Company’s standard form of Non-Competition Agreement and Confidential Information Agreement. Mr. Bienvenu is permitted to continue his activities with respect to ISIS Capital Management, LLC, Bienvenu Management, LLC, their affiliates and portfolio companies.

Also as of August 4, 2004, the Company entered into a written employment agreement with Ernest C. Mysogland, its Executive Vice President, Chief Legal Officer, and Secretary. Under the terms of this agreement, the Company agrees to pay Mr. Mysogland a monthly salary of $14,583.33 beginning on August 4, 2004 through December 31, 2005 as well as an annual bonus upon the achievement of specified financial and business objectives as determined by the Board of Directors. Upon execution of the employment agreement, Mr. Mysogland was entitled to receive a payment equal to $21,875. In addition, Mr. Mysogland agreed to defer 20% of his base salary for a period of time while the Company had little operating capital. This period lasted through March 2005. Under the agreement, Mr. Mysogland was also entitled to receive an amount equal to 25% of his annual base salary upon the completion of the Gupta acquisition. This amount has not yet been paid. The Company expects to pay these deferred amounts in the second fiscal quarter. Mr. Mysogland’s base salary is subject to upward adjustment pursuant to the terms of the employment agreement. The agreement automatically renews for successive one-year terms unless either party gives notice of his or its intention to terminate at least 60 days prior to the end of the term. The Company may terminate Mr. Mysogland’s employment at any time for Cause (as defined in the employment agreement) or at any time on or after June 30, 2005 upon 60 days prior written notice other than for Cause. Mr. Mysogland may terminate his employment at any time for Good Reason (as defined in the employment agreement) or upon 30 days written notice without Good Reason. Mr. Mysogland is eligible for up to 12 months severance if he is terminated by the Company without Cause or terminates his employment with Good Reason. Pursuant to the terms of the employment agreement, Mr. Mysogland was also required to execute the Company’s standard form of Non-Competition Agreement and Confidential Information Agreement. Mr. Mysogland is permitted to continue his activities with respect to ISIS Capital Management, LLC, Bienvenu Management, LLC, their affiliates and portfolio companies.

On October 31, 2003, Gupta Technologies, LLC, a wholly-owned subsidiary of the Company, entered into a letter agreement with Jeffrey A. Bailey, Chief Executive Officer of Gupta and interim Chief Financial Officer and Principal Financial Officer of the Company, under which Mr. Bailey became entitled to severance benefits as described therein. In the event Gupta terminates Mr. Bailey’s employment without Cause or Mr. Bailey terminates his employment for Good Reason (as defined in the letter agreement), Gupta shall pay Mr. Bailey an amount equal to 12 months of his then current base salary and he and his dependents will remain eligible to receive medical, dental, vision health benefits during the term of the severance payments at the same rates and under the same conditions applicable to current employees of Gupta.

On March 3, 2005, the Company entered into an agreement (“Separation Agreement”) with Gus Bottazzi related to Mr. Bottazzi’s resignation as an officer and director of the Company. Under the Separation Agreement, the Company committed to issue to Mr. Bottazzi 200,000 shares of the Company’s Series C Preferred Stock. In connection with this Separation Agreement, the Company recorded a non-cash charge of $500,000.

Indemnification.

Under our Articles of Incorporation and Bylaws, the Company may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in the Company’s best interest. The Company may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, the Company must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada. Regarding indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), which may be permitted to directors or officers under Nevada law, the Company is informed that, in the opinion of the Commission, indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who beneficially own more than ten percent of the Company’s common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based upon a review of the copies of such forms furnished to the Company and written representations from the Company’s executive officers and directors, the Company believes that during the year ended June 30, 2005, all reporting persons have complied with all filing requirements applicable to them with respect to fiscal year ended June 30, 2005 except that Forms 3 for Messrs. Bienvenu and Mysogland and ISIS Capital Management LLC and ISIS Acquisition Partners II LLC were filed late, certain Form 4s for ISIS Capital Management LLC, ISIS Acquisition Partners II LLC and Messrs. Bienvenu and Mysogland with respect to their Series B-2 and Series C stock and warrant purchases and conversions were not filed and Forms 5 for ISIS Capital Management LLC, ISIS Acquisition Partners II LLC and Messrs. Bienvenu and Mysogland which reflect the omitted Form 4 information were filed one day late.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On August 4, 2004, IAP II entered into that certain Series B-2 Preferred Stock Purchase Agreement (the “Series B-2 Purchase Agreement”) between and among the Company and the Persons listed on Schedule 1.01 thereto. Under the Series B-2 Purchase Agreement, IAP II agreed to purchase 750 shares of the Company’s Series B-2 Preferred Stock (the “Series B-2 Preferred Stock”) and warrants to acquire 750 shares of Series B-2 Preferred Stock, for a purchase price of $750,000 (the “Series B-2 Warrants”). Upon the closings under the Series B-2 Purchase Agreement, IAP II received 750 shares of Series B-2 Preferred Stock and the Series B-2 Warrants, exercisable over five (5) years, to purchase an aggregate of 750 shares of Series B-2 Preferred Stock at an exercise price of $1,000 per share. On January 31, 2005, the 750 Shares of Series B-2 Preferred Stock converted into 389,114 shares of common stock. Also on January 31, 2005, the Series B-2 Warrants became warrants, exercisable over five (5) years, to purchase an aggregate of 375,000 shares of common stock at an exercise price of $1.00 per share.

Mr. David Howitt, a director of the Company, invested $500,000 in IAP II and currently has approximately a fifty percent interest therein. ISIS Capital Management, LLC (“ISIS”), is the managing member of IAP II. The managing members of ISIS are Mr. Rodney A. Bienvenu, Jr., Chairman and Chief Executive Officer of the Company, and Mr. Ernest C. Mysogland, the Company’s Chief Legal Officer. Mr. Bienvenu holds a seventy percent equity interest in ISIS. Mr. Mysogland holds a thirty percent equity interest in ISIS. ISIS’s interest in IAP II provides for ISIS to receive twenty percent of the net profits received from IAP II’s investments.

On August 4, 2004, ISIS and the Company entered into a Consulting Agreement, pursuant to which the Company will pay ISIS for services requested of ISIS from time to time, including, without limitation, research services, at ISIS’s regular rates or at the cost incurred by ISIS to provide such services, and will reimburse ISIS for any costs incurred by ISIS on behalf of the Company.

On August 4, 2004, the Company granted ISIS certain non-qualified options to acquire 200,914 shares of common stock. All such options have an exercise price of $6.75 per share. The exercise of such options is subject to the achievement of certain vesting and milestone terms (subject to the terms of the stock option agreement). Any of the above-described options not previously exercisable shall be vested and exercisable on August 4, 2009.

As of October 13, 2004, the Company entered into that certain Purchase Agreement Assignment (the “Assignment”). Under the Assignment, the Company acquired all of the rights and assumed all of the liabilities of the Purchaser under that certain Membership Interest Purchase Agreement (as amended by the Extension, the “Purchase Agreement”) made and entered into as of September 2, 2004, by and between ISIS Capital Management, LLC (as the “Purchaser”) and Gupta Holdings, LLC (the “Seller”).

In contemplation of the Assignment to the Company ISIS negotiated for an extension of the Closing date (originally scheduled for September 30, 2004) until October 15, 2004, and paid the Seller $1,000,000 in exchange for such right. Under the Assignment, the Company agreed to repay ISIS (or its assignees), for the $1,000,000 ISIS paid to the Seller. The Company has issued certain notes to ISIS evidencing such obligations in the principal amount of $1,000,000. On January 31, 2005, the notes were automatically converted into Series C Notes. On March 31, 2005, in accordance with their terms, the Series C Notes converted into 1,000,000 shares of Series C Preferred Stock and warrants to acquire 1,000,000 shares of common stock. These warrants have an exercise price of $1.25 per share and are exercisable for a period of five years from the date of issuance.

Furthermore, upon the acquisition of Gupta, in consideration of the Assignment and services in connection with due diligence, financing contacts and structure, for its efforts in negotiating the terms of the acquisition (including the specific right to assign the Purchase Agreement to the Company), and undertaking the initial obligation regarding the purchase of Gupta, the Company paid ISIS and its investors, as allocated by ISIS, a transaction fee equal to $1,250,000, payable either in cash or, at the election of ISIS, in Series B-2 Securities, or senior debt or senior equity issued in connection with the acquisition of Gupta. As of September 30, 2005, this transaction fee has not been paid to ISIS. The Company will also reimburse ISIS for any amount it has incurred in connection with the negotiation and consummation of the transaction.

One of the Senior Noteholders under the Senior Note Agreement entered into in connection with the acquisition of Gupta, was B/T Investors, a general partnership. B/T Investors lent the Company a total of $975,000 under the Senior Note Agreement, and received Senior Notes in that principal amount. One of the partners in B/T Investors is Brian J. Sisko who is now the Company’s Chief Operating Officer. B/T Investors assigned its Senior Notes to its various partners, and Mr. Sisko received a Senior Note in the principal amount of $100,000. This note held by Mr Sisko was paid off in August, 2005 when the Company refinanced its debt when it entered into the long term credit facility with Fortress Credit Corp.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of September 21, 2005, certain information regarding the beneficial ownership (1) of the Company’s capital stock outstanding by (i) each person who is known to the Company to own 5% or more of the Company’s common stock or Series C Preferred Stock, the outstanding voting securities, (ii) each director of the Company, (iii) certain executive officers of the Company and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, each of the stockholders shown in the table below has sole voting and investment power with respect to the shares beneficially owned. Unless otherwise indicated, the address of each person named in the table below is c/o Halo Technology Holdings, 200 Railroad Avenue, Greenwich, CT 06830. As of September 21, 2005, the Company had 3,322,685 shares of common stock issued and outstanding and 13,989,753 shares of Series C Preferred Stock issued and outstanding. The Series C Preferred Stock votes together with the common stock as a single class on all matters submitted to a vote of the stockholders of the Company, each share of Series C Preferred Stock and each share of common stock is entitled to one vote per share.

Title of Class	Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class	Percent of Outstanding Voting Securities (2)
Common	Rodney A. Bienvenu, Jr. (3)	4,591,552	9.99%	20.96%
Series C	Rodney A. Bienvenu, Jr. (3)	1,813,261	12.96%	20.96%
Common	Ernest C. Mysogland (4)	4,591,552	9.99%	20.96%
Series C	Ernest C. Mysogland (4)	1,813,261	12.96%	20.96%
Common	Brian J. Sisko (5)	50,674	1.5%	*
Common	Jeff Bailey	—	—	—
Common	Gus Bottazzi (6)	598,826	9.99%	3.34%
Common	John A. Boehmer	—	—	—
Common	David M. Howitt (7)	827,454	9.99%	4.59%
Common	Mark J. Lotke	—	—	—
Common	All directors and executive officers as a group (8 persons) (8)	5,241,052	21.48%	24.60%
Series C	All directors and executive officers as a group (8 persons) (8)	2,117,913	15.14%	24.60%
Common	Andrew Cohen Profit Sharing Plan (9)	235,955	6.66%	1.35%
Common	Andrew Cohen (10)	235,955	6.66%	1.35%
Common	Asset Managers International Ltd. (11)	2,389,781	9.99%	12.13%
Common	Manuel D. Ron. (12)	2,389,781	9.99%	12.13%
Series C	Asset Managers International Ltd.	1,000,000	7.15%	12.13%
Series C	Manuel D. Ron. (13)	1,000,000	7.15%	12.13%
Common	Carmignac Infotech (14)	622,817	9.99%	3.48%
Common	Carmignac Technologies (15)	1,414,000	9.99%	7.55%
Series C	Carmignac Technologies	707,000	5.05%	7.55%
Common	Rajesh Varma (16)	2,036,817	19.98%	11.03%
Series C	Rajesh Varma (16)	1,010,000	7.22%	11.03%
Common	Carnegie Fund (17)	453,804	9.99%	2.59%
Common	Mikael Kadri (18)	453,804	9.99%	2.59%
Common	Viktor Rehnqvist (19)	453,804	9.99%	2.59%
Common	Crestview Capital Master, LLC (20)	8,819,562	9.99%	36.55%
Common	Robert Hoyt (21)	8,819,562	9.99%	36.55%
Series C	Crestview Capital Master, LLC	2,020,000	14.44%	36.55%
Series C	Robert Hoyt (21)	2,020,000	14.44%	36.55%
Common	DCOFI Master LDC (22)	5,779,562	9.99%	25.58%

Title of Class	Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class	Percent of Outstanding Voting Securities (2)
Common	Richard Smithline (23)	5,779,562	9.99%	25.58%
Series C	DCOFI Master LDC	2,000,000	14.30%	25.58%
Series C	Richard Smithline (23)	2,000,000	14.30%	25.58%
Common	Gibralt Capital Corporation (24)	468,995	9.99%	2.64%
Common	John Ciampi (25)	468,995	9.99%	2.64%
Common	Gupta Holdings, LLC (26)	4,332,336	9.99%	20.02%
Common	Tom T. Gores (27)	4,332,336	9.99%	20.02%
Common	Jerome N. Gold (28)	4,332,336	9.99%	20.02%
Common	Robert J. Joubran (29)	4,332,336	9.99%	20.02%
Common	Eva Kawalski (30)	4,332,336	9.99%	20.02%
Series C	Gupta Holdings, LLC	2,020,000	14.44%	20.02%
Series C	Tom T. Gores (27)	2,020,000	14.44%	20.02%
Series C	Jerome N. Gold (28)	2,020,000	14.44%	20.02%
Series C	Robert J. Joubran (29)	2,020,000	14.44%	20.02%
Series C	Eva Kawalski (30)	2,020,000	14.44%	20.02%
Common	ISIS Acquisition Partners II, LLC (31)	1,339,705	9.99%	7.34%
Common	ISIS Acquisition Partners, LLC (32)	481,107	9.99%	2.70%
Common	ISIS Capital Management, LLC (33)	4,591,552	9.99%	23.89%
Series C	ISIS Capital Management, LLC (34)	1,813,913	12.96%	23.89%
Common	Michael Berkowitz (35)	217,615	6.15%	1.24%
Common	OXA Trade and Finance, Inc. (36)	730,416	9.99%	4.06%
Common	Pogue Capital International Ltd. (37)	509,757	9.99%	2.87%
Common	Richard Weinstein (38)	306,387	8.44%	1.74%
Common	SEB Investments (39)	4,040,000	9.99%	18.92%
Common	Tobias Hagstrom (40)	4,040,000	9.99%	18.92%
Series C	SEB Investments	2,020,000	14.44%	18.92%
Series C	Tobias Hagstrom (40)	2,020,000	14.44%	18.92%
Common	Varon Family Trust (41)	380,382	9.99%	2.15%
Common	Benny Varon and Elizabeth Varon (42)	380,382	9.99%	2.15%
Common	Robert Giannini (43)	588,344	9.99%	3.29%
Common	Mai N. Pogue (44)	1,268,582	19.98%	7.10%

*	Indicates less than one percent.
(1)	As used in this table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise has or shares (a) the power to vote, or direct the voting of, such security or (b) investment power which includes the power to dispose, or to direct the disposition of, such security. In addition, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days.
(2)	Considers Common Stock and Series C Preferred Stock voting together as a single class, with the Common Stock entitled to one vote per share and the Series C Preferred Stock entitled to one vote per share of Series C Preferred Stock.
(3)	Rodney A. Bienvenu, Jr. Amount includes the securities or rights to acquire securities held or deemed to be held by ISIS Acquisition Partners II LLC (“IAP II”), ISIS Acquisition Partners LLC (“IAP”), and by ISIS Capital Management, LLC (“ISIS”) as described in notes 31, 32, 33 and 34 below. Mr. Bienvenu is a managing member of ISIS, and ISIS is the managing member of IAP and IAP II. Mr. Bienvenu may be deemed to have voting and investment power with respect to shares beneficially owned by IAP II, IAP and/or ISIS and disclaims beneficial ownership of such shares, except to the extent of his respective proportionate pecuniary interest therein.

(4)	Ernest C. Mysogland. Amount includes the securities or rights to acquire securities held by ISIS Acquisition Partners II LLC (“IAP II”), ISIS Acquisition Partners LLC (“IAP”), and by ISIS Capital Management, LLC (“ISIS”) as described in notes 31, 32, 33 and 34 below. Mr. Mysogland is a managing member of ISIS, and ISIS is the managing member of IAP and IAP II. Mr. Mysogland may be deemed to have voting and investment power with respect to shares beneficially owned by IAP II, IAP and/or ISIS and disclaims beneficial ownership of such shares, except to the extent of his respective proportionate pecuniary interest therein.
(5)	Brian J. Sisko. Amount includes warrants to acquire 50,674 shares of Common Stock, at an exercise price of $1.25 per share.
(6)	Gus Bottazzi. Amount includes (i) vested options to acquire 187,520 shares of Common Stock at an exercise price of $6.75 per share, (ii) vested options to acquire 2,000 shares of common stock at an exercise price of $25.00 per share, (iii) 304,653 shares of Series C Preferred Stock, convertible into 304,653 shares of Common Stock and (iv) Warrants to acquire 104,653 shares of Common Stock at $1.25 per share. Mr. Bottazzi was a director and President of the Company until March, 2005.
(7)	David M. Howitt. Amount includes amounts held by IAP II as described in note 31 below, to the extent of Mr. Howitt’s interest in IAP II.
(8)	Officers and Directors as a group. Amount includes shares held or deemed to be held by Messrs. Bienvenu, Mysogland and Howitt, without duplication, as described in notes 3, 4 and 7 above, and amounts held by Mr. Sisko and Mr. Bottazzi as described in notes 5 and 6 above.
(9)	Andrew Cohen Profit Sharing Plan. Amount includes 14,148 shares of Common Stock, warrants to acquire 12,500 shares of Common Stock for an exercise price of $1.00 per share, 104,653 shares of Series C Preferred Stock convertible into 104,653 shares of Common Stock, and warrants to acquire 104,653 shares of Common Stock at an exercise price of $1.25 per share.
(10)	Andrew Cohen. Amount includes securities or rights to acquire securities held by the Andrew Cohen Profit Sharing Plan as described in note 9 above. Mr. Andrew Cohen exercises voting and investment power over the shares held by this entity.
(11)	Asset Managers International Ltd. Amount includes 1,000,000 shares of Series C Preferred Stock convertible into 1,000,000 shares of Common Stock, and warrants to acquire 1,389,781 shares of Common Stock at an exercise price of $1.25 per share.
(12)	Manuel D. Ron. Amount includes securities or rights to acquire securities held by Asset Managers International Ltd. as described in note 11 above. Mr. Manuel D. Ron exercises voting and investment power over the shares held by this entity. Mr. Ron disclaims beneficial ownership of the shares, except to the extent of his pecuniary interests therein.
(13)	Manuel D. Ron. Amount includes 1,000,000 shares of Series C Preferred Stock held by Asset Managers International Ltd. Mr. Manuel D. Ron exercises voting and investment power over the shares held by this entity. Mr. Ron disclaims beneficial ownership of the shares, except to the extent of his pecuniary interests therein.
(14)	Carmignac Infotech. Amount includes 16,817 shares of Common Stock, 303,000 shares of Series C Preferred Stock convertible into 303,000 shares of Common Stock, and warrants to acquire 303,000 shares of Common Stock at an exercise price of $1.25 per share.
(15)	Carmignac Technologies. Amount includes 707,000 shares of Series C Preferred Stock convertible into 707,000 shares of Common Stock, and warrants to acquire 707,000 shares of Common Stock at an exercise price of $1.25 per share.
(16)	Rajesh Varma. Amount includes securities and rights to acquire securities held by Carmignac Infotech and Carmignac Technologies as described in note 14 and 15. Mr. Rajesh Varma exercises voting and investment power over the shares held by these entities. Mr. Varma disclaims beneficial ownership of the shares, except to the extent of his pecuniary interests therein.
(17)

Carnegie Fund. Amount includes 236,497 shares of Common Stock, warrants to acquire 8,000 shares of Common Stock for an exercise price of $2.00 per share, 104,653 shares of Series C Preferred Stock convertible into 104,653 shares of Common Stock, and warrants to acquire 104,653 shares of Common Stock at an exercise price of $1.25 per share.

(18)	Mr. Mikael Kadri. Amount includes securities and rights to acquire securities held by Carnegie Fund as described in note 17. Mr. Kadri exercises voting and investment power over the shares held by this entity. Mr. Kadri disclaims beneficial ownership of these shares except to the extent of his pecuniary interests therein.
(19)	Mr. Viktor Rehnqvist. Amount includes securities and rights to acquire securities held by Carnegie Fund as described in note 17. Mr. Rehnqvist exercises voting and investment power over the shares held by this entity. Mr. Rehnqvist disclaims beneficial ownership of these shares except to the extent of his pecuniary interests therein.
(20)	Crestview Capital Master, LLC. Amount includes 2,020,000 shares of Series C Preferred Stock convertible into 2,020,000 shares of Common Stock, warrants to acquire 2,020,000 shares of Common Stock at an exercise price of $1.25 per share, warrants to acquire 779,562 shares of Common Stock at an exercise price of $1.25 per share, subordinated debt convertible into 2,000,000 shares of Common Stock, and warrants to acquire 2,000,000 shares of Common Stock at an exercise price of $1.25 per share.
(21)	Robert Hoyt. Amount includes securities or rights to acquire securities held by Crestview Capital Master, LLC as described in note 20. Mr. Robert Hoyt exercises voting and investment power over the shares held by this entity. Mr. Hoyt disclaims beneficial ownership of the shares, except to the extent of his pecuniary interests therein.
(22)	DCOFI Master LDC. Amount includes 2,000,000 shares of Series C Preferred Stock convertible into 2,000,000 shares of Common Stock, warrants to acquire 2,000,000 shares of Common Stock at an exercise price of $1.25 per share, warrants to acquire 779,562 shares of Common Stock at an exercise price of $1.25 per share, subordinated debt convertible into 500,000 shares of Common Stock, and warrants to acquire 500,000 shares of Common Stock at an exercise price of $1.25 per share.
(23)	Richard Smithline. Amount includes securities or rights to acquire securities held by DCOFI Master LDC as described in note 22. Mr. Smithline exercises voting and investment power over the shares held by this entity. Mr. Smithline disclaims beneficial ownership of the shares, except to the extent of his pecuniary interests therein.
(24)	Gibralt Capital Corporation. Amount includes 234,497 shares of Series C Preferred Stock convertible into 234,497 shares of Common Stock, and warrants to acquire 234,497 shares of Common Stock at an exercise price of $1.25 per share.
(25)	John Ciampi. Amount includes the securities and rights to acquire securities held by Gibralt Capital Corporation as described in note 24. Mr. Ciampi exercises voting and investment power over the shares held by this entity. Mr. Ciampi disclaims beneficial ownership of the shares, except to the extent of his pecuniary interests therein.
(26)	Gupta Holdings, LLC. Amount includes 2,020,000 shares of Series C Preferred Stock convertible into 2,020,000 shares of Common Stock, warrants to acquire 2,020,000 shares of Common Stock at an exercise price of $1.25 per share, and warrants to acquire 292,336 shares of Common Stock at an exercise price of $1.25 per share.
(27)	Tom T. Gores. Amount includes securities and rights to acquire securities held by Gupta Holdings, LLC as described in note 26. Mr. Gores exercises voting and investment power over the shares held by this entity. Mr. Gores disclaims beneficial ownership of the shares, except to the extent of his pecuniary interests therein.
(28)	Jerome N. Gold. Amount includes securities and rights to acquire securities held by Gupta Holdings, LLC as described in note 26. Mr. Gold exercises voting and investment power over the shares held by this entity. Mr. Gold disclaims beneficial ownership of the shares, except to the extent of his pecuniary interests therein.
(29)

Robert J. Joubran. Amount includes securities and rights to acquire securities held by Gupta Holdings, LLC as described in note 26. Mr. Joubran exercises voting and investment power over the shares held by this entity. Mr. Joubran disclaims beneficial ownership of the shares, except to the extent of his pecuniary interests therein.

(30)	Eva Kawalski. Amount includes securities and rights to acquire securities held by Gupta Holdings, LLC as described in note 26. Ms. Kawalski exercises voting and investment power over the shares held by this entity. Ms. Kawalski disclaims beneficial ownership of the shares, except to the extent of her pecuniary interests therein.
(31)	ISIS Acquisition Partners II, LLC. Amount includes 389,114 shares of Common Stock, warrants to acquire 375,000 shares of Common Stock for an exercise price of $1.00 per share, 287,795 shares of Series C Preferred Stock convertible into 287,795 shares of Common Stock, and warrants to acquire 287,795 shares of Common Stock at an exercise price of $1.25 per share.
(32)	ISIS Acquisition Partners, LLC. Amount includes 240,553 shares of shares of Series C Preferred Stock convertible into 240,553 shares of Common Stock, and warrants to acquire 240,553 shares of Common Stock at an exercise price of $1.25 per share.
(33)	ISIS Capital Management, LLC (“ISIS”). Amount includes 1,284,912 shares of Series C Preferred Stock convertible into 1,284,912 shares of Common Stock, and warrants to acquire 1,284,912 shares of Common Stock at an exercise price of $1.25 per share. Amount also includes the securities or rights to acquire securities held by ISIS Acquisition Partners II LLC (“IAP II”) and by ISIS Acquisition Partners LLC (“IAP”) as described in footnotes 31 and 32. ISIS is the managing member of IAP and IAP II and has voting and investment power with respect to shares beneficially owned by IAP II and/or IAP.
(34)	ISIS Capital Management, LLC (“ISIS”). Amount includes 1,284,912 shares of Series C Preferred Stock. Amount also includes the Series C Preferred Stock held by ISIS Acquisition Partners II LLC (“IAP II”) and by ISIS Acquisition Partners LLC (“IAP”) as described in footnotes 31 and 32. ISIS is the managing member of IAP and IAP II and has voting and investment power with respect to shares beneficially owned by IAP II and/or IAP.
(35)	Michael Berkowitz. Amount includes 108,807 shares of Series C Preferred Stock convertible into 108,807 shares of Common Stock, and warrants to acquire 108,807 shares of Common Stock at an exercise price of $1.25 per share.
(36)	Oxa Trade and Finance, Inc. Amount includes 52,500 shares of Common Stock, warrants to acquire 50,000 shares of Common Stock for an exercise price of $1.00 per share, 313,958 shares of Series C Preferred Stock convertible into 313,958 shares of Common Stock, and warrants to acquire 313,958 shares of Common Stock at an exercise price of $1.25 per share.
(37)	Pogue Capital International Ltd. Amount includes 84,886 shares of Common Stock, warrants to acquire 6,260 shares of Common Stock for an exercise price of $2.00 per share, 209,305 shares of Series C Preferred Stock convertible into 209,305 shares of Common Stock, and warrants to acquire 209,305 shares of Common Stock at an exercise price of $1.25 per share.
(38)	Richard Weinstein. Amount includes 153,193 shares of Series C Preferred Stock convertible into 153,193 shares of Common Stock, and warrants to acquire 153,193 shares of Common Stock at an exercise price of $1.25 per share.
(39)	SEB Asset Management. Amount includes 2,020,000 shares of Series C Preferred Stock convertible into 2,020,000 shares of Common Stock, and warrants to acquire 2,020,000 shares of Common Stock at an exercise price of $1.25 per share.
(40)	Tobias Hagstrom. Amount includes securities and rights to acquire securities held by SEB Asset Management as described in note 39. Mr. Hagstrom exercises voting and investment power over the shares held by this entity. Mr. Hagstrom disclaims beneficial ownership of the shares, except to the extent of his pecuniary interests therein.
(41)	Varon Family Trust. Amount includes 28,747 shares of Common Stock, warrants to acquire 10,000 shares of Common Stock at an exercise price of $2.00 per share, 170,817 shares of Series C Preferred Stock, which is convertible into 170,817 shares of Common Stock, and warrants to acquire 170,817 shares of Common Stock at an exercise price of $1.25 per share.
(42)

Benny Varon and Elizabeth Varon. Amount includes securities and rights to acquire securities held by Varon Family Trust as described in note 41. Mr. and Ms. Varon exercise voting and investment power over the shares held by this entity. Mr. and Ms. Varon disclaim beneficial ownership of the shares, except to the extent of their pecuniary interests therein.

(43)	Robert Giannini. Amount includes warrants to acquire 1,836 shares of Common Stock at an exercise price of $2.00 per share, and warrants to acquire 586,507 shares of Common Stock at an exercise price of $1.25 per share.
(44)	Mai N. Pogue. Ms. Pogue, jointly with her husband, Gerald A. Pogue, owns 25,140 shares of Common Stock, and warrants to acquire 2,095 shares of Common Stock at an exercise price of $1.25 per share. In addition, the amount includes securities held by Oxa Trade and Finance, Inc. and Pogue Capital International as described in notes 36 and 37.

PROPOSAL TWO—RATIFICATION OF APPOINTMENT OF AUDITORS

Mahoney Cohen & Company, CPA, P.C. (“Mahoney Cohen”) has been selected by the Board of Directors to act as the Company’s independent public accountants for the fiscal year ending June 30, 2006. The stockholders are being asked to ratify this selection. Representatives from Mahoney Cohen are expected to be present at the annual meeting, either in person or by telephone, and will have the opportunity to make a statement if they desire. They will be available to respond to appropriate questions.

Audit Fees. The aggregate fees billed by Mahoney Cohen for professional services rendered for the audit of our annual financial statements for fiscal year ended June 30, 2005 and the reviews of the financial statements included in our Forms 10-QSB and other Securities and Exchange Commission filings, were $220,000 and the audit fees for the fiscal year ended June 30, 2004 were $99,000.

Audit-Related Fees. The aggregate fees billed by Mahoney Cohen for professional services rendered for audit-related services for fiscal year ended June 30, 2005 were $44,000 which related primarily to the Company’s registration statement, and the audit-related fees for the fiscal year ended June 30, 2004 were $17,000, which related primarily to the review of the Company’s registration statement filings in 2004.

Tax Fees. The aggregate fees billed by Mahoney Cohen for professional services related to the review of the Company’s tax return and tax consulting for the Company for the fiscal year ended June 30, 2005 were $0. There were no tax fees for the fiscal year ended June 30, 2004.

All Other Fees. The aggregate of all other fees billed by Mahoney Cohen for services rendered to the Company during fiscal years ended June 30, 2005 was $205,000. These fees related to the acquisition and audit of Gupta. For the fiscal year ended June 30, 2004, no fees other than the fees described above were billed.

Pre-Approval of Services by Auditors

The Board of Directors approves in advance all auditing services and permitted non-audit services (including the fees and terms of those services) to be performed for the Company by its independent auditors. The Board of Directors must approve in advance the engagement of Mahoney Cohen to perform such services. The Company has not yet completed formalizing our pre-approval polices and procedures, but will comply with all required applicable rules. All of the fees and services described above were approved in advance by the Board of Directors.

The Board of Directors unanimously recommends a vote FOR the ratification of the selection of Mahoney Cohen.

PROPOSAL THREE—APPROVAL OF HALO TECHNOLOGY HOLDINGS

2005 EQUITY COMPENSATION PLAN

On September 13, 2005, the Board of Directors adopted the Halo Technology Holdings 2005 Equity Compensation Plan (the “2005 Plan”), subject to stockholder approval. If approved by stockholders, the 2005 Plan will be deemed to have become effective on September 13, 2005.

The Board of Directors believes that the 2005 Plan will attract and retain officers and other employees, consultants and directors of the Company and related companies. The Board of Directors believes that the approval of the 2005 Plan is in the best interests of the Company and its stockholders.

The following is a brief description of the 2005 Plan. The full text of the 2005 Plan is attached as Appendix A hereto. You are encouraged to read the 2005 Plan in its entirety.

Administration of the Plan

The 2005 Plan shall be administered by the Compensation Committee of the Board of Directors, which shall consist solely of not fewer than two directors of the Company who shall be appointed by, and serve at the pleasure of, the Board of Directors (taking into consideration the rules under section 16(b) of the Exchange Act and the requirements of section 162(m) of the Code). The Committee shall have the authority:

(1) to select the employees, consultants and directors of the Company or an affiliate to be granted Awards under the Plan and to grant such Awards at such time or times as it may choose;

(2) to determine the type and size of each Award, including the number of Shares subject to the Award;

(3) to determine the terms and conditions of each Award;

(4) to amend an existing Award in whole or in part (including the extension of the exercise period for any NQSO), except that the Committee may not (i) lower the exercise price of any Option, or (ii) without the consent of the Participant holding the Award, take any action under this clause if such action would adversely affect the rights of such Participant;

(5) to adopt, amend and rescind rules and regulations for the administration of the Plan;

(6) to interpret the Plan and decide any questions and settle any controversies that may arise in connection with it; and

(7) to adopt such modifications, amendments, procedures, sub-plans and the like which may be inconsistent with the provisions of the Plan, as may be necessary to comply with the laws and regulations of other countries in which the Company and its related companies operate in order to assure the viability of Awards granted under the Plan to individuals in such other countries.

Eligibility

The Company’s employees, consultants and directors, or the employees, consultants and directors of the Company’s related companies, may receive awards under the 2005 Plan. Currently, there are approximately 65 persons who would be eligible to receive awards under the 2005 Plan.

Authorized Shares, Limits on Awards

Subject to any future adjustment for share splits and similar events, the total number of shares of common stock of the Company, par value $0.0001 per share (“Shares”) that can be delivered under the 2005 Plan initially is 8,400,000. The total number of Shares that may be delivered under the 2005 Plan with respect to ISOs is 8,400,000. No employee may receive options and/or stock appreciation rights for more than 4 million Shares during any calendar year; or more than 4 million dividend equivalent rights during any calendar year. The maximum number of Shares that may be issued to any employee under an Award in any calendar year is 4 million. Shares available under the Plan may be authorized but unissued Shares or reacquired Shares. If any award that requires the participant to exercise the award for Shares to be delivered terminates without having been exercised in full, if any Shares subject to an award are forfeited, if any shares are withheld for the payment of taxes with respect to an award, or if any award payable in cash or shares is paid in cash rather than in Shares, the unexercised portion of the award, the forfeited Shares, the withheld Shares, or the portion that was paid in cash will continue to be available for future awards. However, if an option is cancelled, the shares subject to such option will continue be counted against the maximum number of Shares specified above for which options may be granted to an employee in any calendar year. In addition, the aggregate fair market value, determined at the time the option is granted, of shares with respect to which ISOs are exercisable for the first time by any participant during any calendar year, under the 2005 Plan and under any other ISO plan of the Company or a related company, may not exceed $100,000. The fair market value of a Share as of September 30, 2005 is $1.85.

Types of Awards

The 2005 Plan provides for the granting of the following types of awards:

Stock Options. The 2005 Plan permits the Compensation Committee to grant options that qualify as ISOs under the Internal Revenue Code of 1986, as amended (the “Code”), and options that do not so qualify (“NQSOs”). Only employees of the Company or a subsidiary may receive ISOs. The Compensation Committee determines the exercise price of each option. The exercise price of an ISO, however, may not be less than 100% of the fair market value of the underlying shares on the date of grant (110% in the case of an ISO granted to a greater-than-10% shareholder). The exercise price of any option may not be less than the par value of the underlying Share(s).

The Compensation Committee will fix the term of each option, but no term may exceed 10 years from the date of grant (five years in the case of an ISO granted to a greater-than-10% shareholder). The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Compensation Committee.

Stock Appreciation Rights. The Compensation Committee may grant two types of stock appreciation rights, one that entitles the participant to receive upon exercise an amount in Shares measured by the increase since the date of grant in the value of the Shares covered by the right (an “Exercisable SAR”). The other type of stock appreciation right entitles the participant to receive as soon as practicable after the right vests (unless the Compensation Committee specifies a later date in the award agreement), cash equal to the increase since the date of grant through the vesting date in the value of the Shares covered by the right (a “Vesting SAR”). The Compensation Committee may accelerate the date(s) on which Exercisable SARs may be exercised or the date(s) on which Vesting SARs vest.

Restricted Stock. The Compensation Committee may grant shares of restricted stock (for any or no consideration), subject to any restrictions the Compensation Committee may determine. The Compensation Committee may accelerate the date(s) on which the restrictions will lapse. Before the lapse of restrictions on Shares of restricted stock, the participant will have voting and dividend rights on the shares, unless the Compensation Committee determines otherwise.

Restricted Stock Unit. The Compensation Committee may grant restricted stock units subject to any restrictions the Compensation Committee may determine. A restricted stock unit entitles a participant to receive (with respect to a vested restricted stock unit) one share of the Company’s stock, the cash value thereof, or a combination of both. Although a participant will not have voting or dividend rights with respect to his or her restricted stock units, a participant will have dividend equivalent rights on his or her restricted stock units.

Performance Stock. The Compensation Committee may grant awards entitling a participant to receive Shares, the cash value thereof, or a combination of both, without payment therefore if certain performance criteria are met. Receipt of the Shares (or cash) may be conditioned on the achievement of goals using one or more of the following criteria: return on assets, return on net assets, asset turnover, return on equity, return on capital, market price appreciation of Shares, economic value added, total shareholder return, net income, pre-tax income, earnings per Share, operating profit margin, net income margin, sales margin, cash flow, market share, inventory turnover, sales growth, capacity utilization, net revenue per shipment, net revenue growth, increase in customer base, environmental health and safety, diversity, and/or quality.

Contract Stock. The Compensation Committee may grant awards entitling a participant to receive Shares without payment therefore if the participant continues providing services to the Company or related company through a date(s) specified in the participant’s award agreement.

Bonus Stock. The Compensation Committee may grant awards entitling a participant to receive Shares without payment therefore as a bonus for services provided to the Company or a related company.

Dividend Equivalent Rights. The Compensation Committee may grant awards entitling a participant to receive a benefit in lieu of cash dividends that would have been payable on any or all Shares subject to another award granted to the participant had the shares been outstanding.

Treatment of Awards upon Termination of Service

If a participant’s service terminates by reason of death or disability, all options and Exercisable SARs then held by the participant that were not exercisable immediately before the termination of service will terminate on that date, except as otherwise stated in the participant’s award agreement. Any vested options and Exercisable SARs will remain exercisable for one year from the date of termination of service, or for a shorter or longer period as stated in the participant’s award agreement. In the event of any other termination of service, all options and Exercisable SARs held by the participant that are not then exercisable will terminate (except as otherwise stated in the participant’s award agreement). Except as otherwise provided by the award agreement, any options or Exercisable SARs that were exercisable generally will continue to be exercisable for three months, or for a longer period as stated in the participant’s award agreement, with the exception of a termination for “cause,” in which case all options and Exercisable SARs (whether or not exercisable) shall terminate upon such termination of service. Notwithstanding the post-termination exercise periods described above, no option or Exercisable SARs may be exercised beyond its original term.

If a participant holds shares of restricted stock and terminates service for any reason, including death or disability, before the lapse of the restrictions, the participant must forfeit the shares to the Company; except that the participant’s award agreement may provide that the restrictions lapse upon a specified type of termination of service. Except as otherwise stated in a participant’s award agreement, all other types of awards including Vesting SARs, restricted stock units, performance stock awards, contract stock awards, bonus stock awards, and dividend equivalent rights, to which a participant has not become entitled will terminate irrevocably upon the participant’s termination of service for any reason, including death or disability.

Transferability

No ISO granted under the 2005 Plan may be transferred other than by will or by the laws of descent and distribution. No other award may be transferred, except to the extent provided in a participant’s award agreement. During a participant’s lifetime, an award requiring exercise may be exercised only by the participant, or, in the event of the participant’s incapacity, the person(s) legally appointed to act on the participant’s behalf.

Adjustments in Shares; Corporate Transactions

If a stock dividend, stock split, reverse split, or similar change in capitalization occurs, the Compensation Committee will make appropriate adjustments to the maximum number of shares that may be delivered under the 2005 Plan, the maximum number of shares that may be delivered under the Plan with respect to ISOs, the maximum number of shares with respect to which options, stock appreciation rights or other awards may be granted in any calendar year, the exercise price of outstanding options, and the number of shares issuable after an award is exercised or vests.

If a corporate transaction occurs (such as a merger, consolidation, sale of all or substantially all of the Company’s property or the sale of more than 50% of the outstanding shares of the Company’s stock, separation, reorganization or liquidation), each outstanding award will be assumed by the surviving or successor entity. In the event of a proposed corporate transaction, however, the Compensation Committee may terminate all or a portion of any outstanding award, effective upon the closing of the corporate transaction, if the Compensation Committee determines that doing so is in the Company’s best interests. If so, the Compensation Committee will give each participant holding an option and stock appreciation right (that is payable upon exercise) not less than seven days’ notice before the termination to exercise any such option or stock appreciation right that is to be so terminated, to the extent it is then exercisable, before the termination. Further, in the event of a corporate transaction, the Compensation Committee, in its discretion, may:

•	accelerate the date on which options, stock appreciation rights and restricted stock units vest;

•	remove restrictions from outstanding shares of restricted stock;

•	cause the delivery of any performance stock, even if the associated performance goals have not been met;

•	cause the payment of any contract stock, even if the date such stock is to be delivered has not been reached; and/or

•	cause the payment of any dividend equivalent rights.

The Compensation Committee may also change the terms of any outstanding award to reflect the corporate transaction, subject to certain limitations. Finally, the Compensation Committee may, in lieu of the actions described above, arrange to have the surviving or acquiring entity grant the participant a replacement award that, in the judgment of the Compensation Committee, is substantially equivalent to the replaced award (if the participant will provide services to the surviving or acquiring entity or an affiliate).

Federal Income Tax Consequences of Awards and Options under the 2005 Plan

The income tax consequences of the 2005 Plan under current federal law, which is subject to change, are summarized in the following discussion. This summary is not intended to be exhaustive and, among other considerations, does not describe state or local tax consequences.

ISOs. To the extent options issued under the 2005 Plan qualify as ISOs under Section 422 of the Code, the Company’s principal Federal income tax consequences to each participant receiving an ISO generally should be as follows:

(1) The participant will not recognize taxable income on the grant of the ISO. Moreover, the participant generally will not recognize taxable income on the participant’s exercise of the ISO, provided the participant was an employee of the Company or of any of its subsidiary companies, as defined in Section 424(f) of the Code, during the entire period from the date of grant of the ISO until three months before the date of exercise, increased to 12 months if the participant’s employment ceased due to permanent and total disability. However, an amount, generally equal to the excess of the fair market value of the shares over the exercise price at the time of exercise, will be included in the participant’s alternative minimum taxable income in the year of exercise. The employment requirement that an ISO be exercised within three months of the participant’s termination of employment is waived if the participant dies while employed or during such period, in which case the ISO will remain exercisable for 12 months from the date of the participant’s death. Of course, in all of these situations, the ISO itself may provide a shorter exercise period after the participant’s employment ceases than the allowable period under the Code. If the employment requirements described above are not met, the tax consequences relating to NQSOs, discussed below, will apply.

(2) If the participant disposes of the shares acquired under the ISO at least two years after the date of grant the ISO and at least one year following the date the shares are transferred to the participant following the exercise of the ISO, the participant will recognize a long-term capital gain or loss, equal to the difference between the amount realized on the disposition and the exercise price, assuming the participant held the shares as capital assets.

(3) If the participant makes a disqualifying disposition of the shares, that is, disposes of the shares within two years after the date of grant of the ISO or within one year after the shares are transferred to the participant following the exercise of the ISO, but all other requirements of Section 422 of the Code are met, the participant generally will recognize ordinary income on disposition of the shares in an amount equal to the lesser of (i) the fair market value of the shares on the date of exercise minus the exercise price, or (ii) the amount realized on disposition minus the exercise price. Disqualifying dispositions of shares may also, depending on the sales price, result in either long-term or short-term capital gain or loss under the Code rules that govern other stock dispositions, assuming that the participant held the shares as capital assets.

(4) If all requirements of Section 422 of the Code, including the holding and employment requirements described in (1) and (2) above, are met, the Company is not entitled to any federal income tax deduction with respect to the ISO. If any of the requirements are not met, the Company will be allowed a federal income tax deduction to the extent of the ordinary income includible in the participant’s gross income in accordance with the provisions of Section 83 of the Code, and Section 162(m) of the Code to the extent applicable, and the regulations under those Sections.

Nonqualified Stock Options. If options are NQSOs when granted under the 2005 Plan, or if options, when granted, are intended to be ISOs but fail to qualify as ISOs, the principal federal income tax consequences to the Company and each participant generally should be as follows:

(1) The participant will not recognize taxable income on the grant of the NQSO.

(2) The participant will recognize ordinary income at the time of exercise of the NQSO, in an amount equal to the excess of the shares’ fair market value at the time of the exercise over the exercise price.

(3) The Company will not be entitled to a deduction on the grant of the NQSO. The Company will be entitled to a deduction to the extent of the ordinary income the participant recognizes in accordance with the rules of Section 83 of the Code, and Section 162(m) of the Code to the extent applicable, and the regulations under those Sections.

(4) Gain or loss that is recognized by the participant after a subsequent disposition of shares will be short-term or long-term capital gain or loss, if the shares are otherwise capital assets in the participant’s hands.

(5) Section 162(m) of the Code limits the extent to which the compensation paid to the Company’s chief executive officer, or the person acting in that capacity, and the four highest compensated executives other than the chief executive officer (collectively, the “Covered Employees”), is deductible by the Company when the annual compensation for any Covered Employee exceeds $1,000,000 in a taxable year. Compensation for purposes of Section 162(m) includes cash compensation and noncash benefits paid for services, including, with respect to NQSOs, the difference between the exercise price and the market value of the stock at the time of exercise, subject to some exclusions. However, approval of the 2005 Plan by the Company’s shareholders will prevent the spread on exercise of NQSOs from being treated as compensation for purposes of Section 162(m), so that the Company will be entitled to deduct any compensation recognized on the exercise of the NQSOs granted under the Plan.

Stock Appreciation Rights. To the extent that a participant exercises an Exercisable SAR or receives payment with respect to a Vesting SAR granted under the 2005 Plan, the principal Federal income tax consequences to the Company and each participant generally should be as follows:

(1) When the Company grants the stock appreciation right, a participant recognizes no taxable income, and the Company is not entitled to a deduction.

(2) When the participant exercises an Exercisable SAR or receives payment with respect to a Vesting SAR, the participant will recognize ordinary income as of the date of exercise or payment, respectively, in an amount equal to the excess of the fair market value of the shares on the date of exercise or vesting, respectively, over the fair market value of the shares on the date of grant to which the stock appreciation rights relate.

(3) The Company is entitled to a deduction, in the same year in which the participant recognizes income, to the extent of the amount includible in the participant’s gross income in accordance with the rules of Section 83 of the Code, and Section 162(m) of the Code to the extent applicable, and the regulations under those Sections.

(4) Gain or loss that the participant recognizes after a subsequent disposition of shares will be short-term or long-term capital gain or loss, if the shares are otherwise capital assets in the participant’s hands.

(5) The Company’s otherwise allowable deduction for compensation paid or accrued to any Covered Employee is generally limited under Section 162(m) of the Code to $1,000,000 per taxable year. However, approval of the 2005 Plan by the Company’s shareholders will prevent the spread upon exercise or payment, as applicable, of stock appreciation rights from being treated as remuneration for purposes of Section 162(m), so that the Company will be entitled to deduct any compensation recognized on exercise, or payment, of stock appreciation rights granted under the 2005 Plan.

(6) The Company recognizes no gain or loss when it issues stock with respect to an Exercisable SAR under the 2005 Plan.

Restricted Stock Awards. The principal Federal income tax consequences to the Company and each participant if granted restricted stock under the 2005 Plan generally should be as follows:

(1) When the Company grants restricted stock, the participant will not recognize taxable income, and the Company will not be entitled to a deduction, unless the participant timely elects under Section 83(b) of the Code to be taxed at the time of the grant.

(2) When the Company pays dividends attributable to restricted stock, the participant will recognize ordinary income at the time the dividends are paid to the participant.

(3) After the lapse of all restrictions on shares issued through a restricted stock award, the participant will recognize ordinary income in an amount equal to the fair market value of the shares on the date of vesting, unless the participant elected previously and timely under Section 83(b) of the Code to be taxed at the time of grant.

(4) The basis of the shares received by the participant after the vesting of a restricted stock grant is the amount recognized by the participant as income attributable to the shares, as described in (3) above, plus any purchase price paid for the restricted stock. The participant’s holding period for the shares begins on the day after the date of vesting (or, if the participant previously made a timely election under Section 83(b) of the Code to be taxed at the time of grant, on the day after the date of grant). When the participant disposes of the shares, the participant will recognize a short- or long-term capital gain or loss, under Code rules that govern stock dispositions, assuming that the participant held the shares as capital assets.

(5) The Company will generally be entitled to a deduction, in the same year in which the participant recognize income, equal to the amount of ordinary income includible in the participant’s gross income in accordance with the rules of Section 83 of the Code, and Section 162(m) of the Code to the extent applicable, and the regulations under those Sections.

(6) The otherwise allowable deduction for compensation paid or accrued to any Covered Employee is generally limited under Section 162(m) of the Code to $1,000,000 per taxable year. Restricted stock grants, and the dividends received on them, should be treated as compensation for purposes of this $1,000,000 limit (unless the Covered Employee’s vesting in them is subject to performance criteria).

Restricted Stock Unit Awards. The principal Federal income tax consequences of the Company and the Participant if granted restricted stock units under the 2005 Plan generally should be as follows:

(1) When the Company grants the participant a restricted stock unit award, the participant will not recognize taxable income, and the Company will not be entitled to a deduction.

(2) After the shares or cash with respect to a restricted stock unit is delivered to a participant, the participant will recognize ordinary income in an amount equal to the fair market value of the shares on the date of delivery.

(3) If shares are delivered with respect to the restricted stock unit, the basis of the shares received is the amount the participant recognized as income attributable to the shares, as described in (2) above. The participant’s holding period for the shares begins on the day after the date of delivery. When the participant disposes of the shares, the participant will recognize a short- or long-term capital gain or loss, under Code rules that govern stock dispositions, assuming that the participant held the shares as capital assets.

(4) The Company will generally be entitled to a deduction, in the same year in which the participant recognizes income, equal to the amount of ordinary income includible in the participant’s gross income in accordance with the rules of Section 83 of the Code, and Section 162(m) of the Code to the extent applicable, and the regulations under those Sections.

(5) The otherwise allowable deduction for compensation paid or accrued to any Covered Employee is generally limited under Section 162(m) of the Code to $1,000,000 per taxable year. Restricted stock units should be treated as compensation for purposes of this $1,000,000 limit (unless the Covered Employee’s vesting in them is subject to performance criteria).

Performance Stock Awards. The principal Federal income tax consequences to the Company and each participant if granted performance stock under the 2005 Plan generally should be as follows:

(1) When the Company grants the participant a performance stock award, the participant will not recognize taxable income, and the Company will not be entitled to a deduction.

(2) After the shares or cash with respect to a performance stock award is delivered to a participant, the participant will recognize ordinary income in an amount equal to the fair market value of the shares on the date of delivery.

(3) If shares are delivered with respect to the performance stock award, the basis of the shares the participant receives through the performance stock award is the amount the participant recognized as income attributable to the shares, as described in (2) above. The participant’s holding period for the shares begins on the day after the date of the grant. When the participant disposes of the shares, the participant will recognize a short- or long-term capital gain or loss, under Code rules that govern stock dispositions, assuming that the participant holds the shares as capital assets.

(4) Generally, the Company will be entitled to a deduction, in the same year in which the participant recognizes income, equal to the amount of ordinary income includible in the participant’s gross income in accordance with the rules of Section 83 of the Code, and Section 162(m) of the Code to the extent applicable, and the regulations under those Sections.

(5) The otherwise allowable deduction for compensation paid or accrued to any Covered Employee is generally limited under Section 162(m) of the Code to $1,000,000 per year. However, approval of the 2005 Plan by the Company’s shareholders will prevent the performance stock from being treated as compensation for purposes of Section 162(m) (provided the performance goals are pre-established in accordance with the regulations issued under Section 162(m) of the Code), so that the Company will be entitled to deduct any compensation recognized through the participant’s receipt of the performance stock.

(6) The Company will recognize no gain or loss when it issues performance stock under the 2005 Plan.

Contract Stock Awards. The principal Federal income tax consequences to the Company and each participant if granted contract stock under the 2005 Plan generally should be as follows:

(1) When the Company grants the participant a contract stock award, the participant will not recognize taxable income, and the Company will not be entitled to a deduction.

(2) When the Company delivers the contract stock to the participant, the participant will recognize ordinary income in an amount equal to the fair market value of the stock on the date of delivery.

(3) The basis of the stock received by the participant through the contract stock award is the amount the participant recognized as income attributable to the stock, as described in (2) above. The holding period for the stock begins on the day after the date of the delivery. When the participant disposes of the stock, the participant will recognize a long-term or short-term capital gain or loss, under Code rules that govern stock dispositions, assuming that the participant holds the stock as a capital asset.

(4) Generally, the Company will be entitled to a deduction, in the same year in which the participant recognizes income, equal to the amount of ordinary income includable in the participant’s gross income in accordance with the rules of Section 83 of the Code, and Section 162(m) of the Code to the extent applicable, and the regulations under those Sections.

(5) The otherwise allowable deduction for compensation paid or accrued to any Covered Employee generally is limited under Section 162(m) of the Code to $1,000,000 per taxable year. Contract stock awards should be treated as compensation for purposes of this $1,000,000 limit.

(6) The Company will recognize no gain or loss when it issues contract stock under the 2005 Plan.

Bonus Stock Awards. The principal federal income tax consequences to the company and each participant if granted bonus stock under the 2005 Plan generally should be as follows:

(1) The participant will recognize ordinary income in an amount equal to the fair market value of the stock on the date of grant.

(2) The basis of the stock received by the participant through a bonus stock award is the amount recognized as income attributable to the stock, as described in (1) above. The holding period for the stock begins on the day after the date of the grant. When the participant disposes of the stock, the participant will recognize a long-term or short-term capital gain or loss, under Code rules that govern stock dispositions, assuming that the participant holds the stock as a capital asset.

(3) Generally, the Company will be entitled to a deduction, in the same year in which the participant recognizes income, equal to the amount of ordinary income includable in the participant’s gross income in accordance with the rules of Section 83 of the Code, and Section 162(m) of the Code to the extent applicable, and the regulations under those Sections.

(4) The otherwise allowable deduction for compensation paid or accrued to any Covered Employee generally is limited under Section 162(m) of the Code to $1,000,000 per year. Bonus stock should be treated as compensation for purposes of this $1,000,000 limit.

(5) The Company recognizes no gain or loss when it issues bonus stock under the 2005 Plan.

Dividend Equivalent Rights. If a participant receives dividend equivalent rights under the 2005 Plan, the principal Federal income tax consequences to the Company and each participant generally should be as follows:

(1) The participant will recognize ordinary income as of the date the dividend equivalent rights are paid to the participant.

(2) The Company is entitled to a deduction, in the same year in which the participant recognizes income, equal to the amount includible in the participant’s gross income in accordance with the rules of Section 83 of the Code, and Section 162(m) of the Code to the extent applicable, and the regulations under those Sections.

(3) The otherwise allowable deduction for compensation paid or accrued to any Covered Employee is generally limited under Section 162(m) of the Code to $1,000,000 per year. Amounts attributable to dividend equivalent rights should be treated as compensation for purposes of the $1,000,000 limit.

New Plan Benefits

Under the 2005 Plan, an aggregate of up to 8,400,000 shares can be issued to employees, consultants and directors under the terms of the 2005 Plan. The shares will have a value equivalent to the fair market value on the date of grant. The Company has no immediate intention to issue share awards under the 2005 Plan; however, the Company has committed to issue certain options described below under the 2005 Plan, subject to stockholder approval.

Additional future awards under the 2005 Plan will be granted at the discretion of the Compensation Committee, the type, number, recipients, and other terms of such awards cannot be determined at this time. Information regarding our recent practices with respect to stock-based compensation under the 2002 Plan is printed elsewhere in this Proxy Statement and in our financial statements for the fiscal year ended June 30, 2005, located in our annual report on Form 10-KSB which accompanies this Proxy Statement. If stockholders decline to approve the 2005 Plan, awards will not be granted under the 2005 Plan.

Amendment and Duration of 2005 Plan

No ISO may be granted under the 2005 Plan after September 13, 2015, but ISOs previously granted may extend beyond that date. Awards other than ISOs may be granted after that date. The Compensation Committee may at any time discontinue granting awards under the 2005 Plan. The Board of Directors may at any time amend or terminate the 2005 Plan, and the Compensation Committee may amend any outstanding award, other than lowering the exercise price of options for any purpose, except that the following amendments may not be made without shareholder approval:

•	an increase in the maximum number of shares with respect to which ISOs may be granted under the 2005 Plan;

•	a change in the class of employees eligible to receive ISOs under the 2005 Plan;

•	an extension of the 2005 Plan’s duration with respect to ISOs; and

•	any amendment to the 2005 Plan requiring shareholder approval under the $1 million deduction limit on compensation in Section 162(m) of the Code; and

•	any amendment of the 2005 Plan requiring shareholder approval under any other applicable law, rule or regulation.

Further, no amendment or termination of the 2005 Plan or amendment of an outstanding award may adversely affect the rights of any participant, without the participant’s consent, under any award previously granted.

Options Received or to be Received

Name and Position	Options Received or To Be Received
Rodney A. Bienvenu, Jr. Chief Executive Officer & Chairman	1,800,000	(1)

Jeff Bailey Chief Financial Officer & Chief Executive Officer of Gupta	250,000	(1)

Brian J. Sisko Chief Operating Officer	600,000	(1)

Ernest C. Mysogland Executive Vice President & Chief Legal Officer	200,000	(1)

Takeshi Taniguchi Principal Accounting Officer & Controller of Gupta	10,000	(1)

Executive Group	2,860,000	(1)

Non-Executive Director Group	135,000	(1)

Non-Executive Officer Employee Group	1,881,000	(1)

(1)	Subject to shareholder approval of the 2005 Plan.

Securities Authorized for Issuance Under Equity Compensation Plans.

The following table sets forth as of June 30, 2005, certain information regarding the securities authorized for issuance under the 2002 Stock Incentive Plan, which is the sole equity compensation plan of the Company prior to adoption of the Halo Technology Holdings 2005 Equity Incentive Plan if adopted.

Equity Compensation Plan Information

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	0	0	0
Equity compensation plans not approved by security holders	628,453	$6.84	148,158
Total	628,453	$6.84	148,158

(1)	Does not include awards under the 2005 Plan that are subject to stockholder approval of the 2005 Plan.

2002 Stock Incentive Plan

In November 2002, the Company’s Board of Directors approved and adopted the Warp Technology Holdings, Inc. 2002 Stock Incentive Plan (the “2002 Plan”) as a means through which the Company and its subsidiaries may attract, retain and compensate employees and consultants. So that the appropriate incentive can be provided, the 2002 Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Restricted Stock Awards and Stock Bonuses, or a combination of the foregoing. A total of 776,611 shares have been reserved for issuance pursuant to the 2002 Plan plus shares that are subject to: (a) issuance upon exercise of an option but cease to be subject to such option for any reason other than exercise of such option; (b) an award granted under the 2002 Plan but forfeited or repurchased by the Company at the original issue price; and (c) an Award that otherwise terminates without shares being issued. The 2002 Plan is administered by the Board of Directors. The Board of Directors may at any time terminate or amend the 2002 Plan in any respect, including without limitation amendment of any form of award agreement or instrument to be executed pursuant to the 2002 Plan; provided, however, that the Board of Directors will not, without the approval of the stockholders of the Company, amend the 2002 Plan in any manner that requires stockholder approval. Unless earlier terminated as provided under the 2002 Plan, the 2002 Plan will terminate November 2012. As of June 30, 2005, there were outstanding options to purchase 628,453 shares and 148,158 shares available for award under the 2002 Plan.

The Board of Directors unanimously recommends a vote FOR adoption of the 2005 Plan.

PROPOSAL FOUR—TRANSACTION OF OTHER BUSINESS

The Company may transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof, however, as of the date of this filing, the Board of Directors knows of no matters other than those described above that will be presented at the annual meeting.

PROPOSALS OF STOCKHOLDERS

Proposals for inclusion in the Proxy Statement.

To be eligible for inclusion in the Company’s proxy materials for new year’s annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at the Company’s main office at 200 Railroad Avenue, Greenwich, CT 06830 no later than June 9, 2006. If next year’s annual meeting is held on a date more than 30 calendar days from October 21, 2006, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation materials. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

Other proposals (not for inclusion in the proxy statement).

Stockholder proposals, other than those submitted above and nominations must be submitted in writing, delivered or mailed by first class United States mail, postage prepaid, to the secretary of the Company not fewer than 30 days nor more than 60 days prior to any such meeting; provided, however, that if notice or public disclosure of the meeting is given fewer than 40 days before the meeting, such written notice shall be delivered or mailed to the Secretary of the Company not later than the close of the 10th day following the day on which notice of the meeting was mailed to stockholders.

STOCKHOLDER COMMUNICATIONS

Stockholders who desire to communicate with the Board of Directors should send communications addressed to the Board of Directors or an individual director c/o Halo Technology Holdings, 200 Railroad Avenue, Greenwich, CT 06830, Attention: Corporate Secretary. Any such communications will be forwarded directly to such members.

QUORUM AND VOTING PROCEDURES

The Bylaws of the Company provide that a majority of the shares of stock issued and outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum at a meeting of stockholders of the Company. In accordance with the Articles of Incorporation, the Series C Preferred Shares are entitled to the number of votes equal to the largest number of whole shares of common stock into which their Series C Preferred Shares could be converted on the record date. For purposes of determining a quorum, each share of Series C Preferred Stock issued and outstanding will be counted as one share of common stock. Shares of stock represented by a properly signed and returned proxy are considered as present at the annual meeting for purposes of determining a quorum. Abstentions and broker “non-votes” are counted as present for purposes of determining the existence of a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

The Series C Preferred Stock is entitled to vote together as a single class with the common stock on all matters submitted to a vote of the stockholders of the Company and is entitled to that number of vote equal to the largest number of whole shares of common stock into which such holder’s Preferred Shares could be converted pursuant to the Articles of Incorporation, at the record date. As at September 30, 2005, the record date, each share of Series C Preferred Stock is entitled to one vote. The vote required for election of directors is the affirmative vote of a plurality of the shares present or represented at the annual meeting and entitled to vote thereon (i.e., the nominees receiving the greatest number of votes will be elected). Votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Approval by a majority of the issued and outstanding shares of stock of the Company represented at the annual meeting and entitled to vote thereat, voting together as a single class, is required for approval of the 2005 Plan. A failure to vote or a broker non-vote will have the same legal effect as a vote cast against approval of any Proposal.

If a stockholder of record specifies in the proxy how it is to be voted, it will be voted in accordance with such specification. If a properly signed proxy is returned to the Company by a stockholder of record and is not marked, it will be voted in accordance with the Board of Directors’ recommendations on all proposals.

REVOCATION OF PROXIES

Any stockholder giving a proxy in the accompanying form retains the power to revoke it at any time before the exercise of the powers conferred thereby, by notice in writing to the Secretary of the Company. Any stockholder who attends the annual meeting in person will not be deemed thereby to revoke the proxy unless such stockholder affirmatively indicates at the annual meeting his intention to vote the shares covered thereby in person.

OTHER MATTERS

The Board of Directors and Company’s management know of no business which will be presented for consideration at the Annual Meeting other than that discussed above. However, if any other proper business should come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxies in respect to any such business in accordance with their best judgment. Matters with respect to which the enclosed form of proxy confers such discretionary authority are as follows: (i) matters which the Board of Directors does not know are to be presented at the Annual Meeting as of a reasonable time before the mailing of this Proxy Statement; (ii) approval of the minutes of the prior meeting of stockholders, such approval not constituting ratification of the action taken at such meeting; (iii) election of any person as a director if any of the nominees named herein is unable to serve or for good cause will not serve; and (iv) matters incident to the conduct of the Annual Meeting.

The cost of preparing, assembling and mailing this proxy material will be paid by the Company. The Company may solicit proxies other than by the use of the mail, in that certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The Company requests individuals, firms and corporations holding shares in their names, or in the names of their nominees, which shares are beneficially owned by owners, to send this proxy material to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in doing so. Representatives of Pacific Stock Transfer, our transfer agent, will tabulate the proxies received from the common stockholders. Ernest C. Mysogland will tabulate the proxies received from the Series C Preferred stockholders and will act as inspector of elections.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information including annual and quarterly reports on Form 10-KSB and 10-QSB with the Securities and Exchange Commission. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1580, 100 F Street, NE, Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains the periodic reports and other filings of companies that file electronically with the Commission and copies of the Company’s filings can be reviewed and obtained at that web site.

Stockholders may also obtain documents by requesting them in writing or by telephone from the Company at the following address:

Halo Technology Holdings

200 Railroad Avenue

Greenwich, CT 06830

(203) 422-2959

You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated October 7, 2005. You should not assume that the information contained in this proxy statement is accurate as of any other date.

By Order of the Board of Directors

/s/ Ernest C. Mysogland

ERNEST C. MYSOGLAND, Executive Vice President, Chief Legal Officer & Secretary

Greenwich, Connecticut

October 7, 2005

Appendix A

HALO TECHNOLOGY HOLDINGS

2005 EQUITY INCENTIVE PLAN

WHEREAS, Warp Technology Holdings, Inc. operating under the trade name HALO TECHNOLOGY HOLDINGS (the “Company” or “Halo Technology Holdings”) desires to have the ability to award certain equity-based benefits to certain of the employees, consultants and directors of the Company and its affiliates;

NOW, THEREFORE, the Halo Technology Holdings 2005 Equity Incentive Plan is hereby adopted under the following terms and conditions:

1. Purpose. The Plan is intended to provide a means whereby the Company may grant ISOs to employees, and grant NQSOs, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Stock, Contract Stock, Bonus Stock and Dividend Equivalent Rights to employees, consultants and directors. Thereby, the Company expects to attract and retain such individuals and to motivate them to exercise their best efforts on behalf of the Company and its affiliates.

2. Definitions

(a) “Award” shall mean ISOs, NQSOs, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Stock, Contract Stock, Bonus Stock and/or Dividend Equivalent Rights awarded by the Committee to a Participant.

(b) “Award Agreement” shall mean a written document evidencing the grant of an Award, as described in Section 10.1.

(c) “Board” shall mean the Board of Directors of the Company.

(d) “Bonus Stock” shall mean an Award that entitles the recipient to receive Shares without payment, as a bonus.

(e) “Cause” shall mean the Company or an affiliate having cause to terminate a Participant’s employment or service under any existing employment or any other agreement between the Participant and the Company or an affiliate or, in the absence of such an agreement, upon (i) the determination by the Committee that the Participant has ceased to perform his duties to the Company or an affiliate (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of his duties to such party, (ii) the Committee’s determination that the Participant has engaged or is about to engage in conduct materially injurious to the Company or an affiliate or (iii) the Participant having been convicted of a felony.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(g) “Committee” shall mean the Company’s Compensation Committee of the Board, which shall consist solely of not fewer than two directors of the Company who shall be appointed by, and serve at the pleasure of, the Board (taking into consideration the rules under section 16(b) of the Exchange Act and the requirements of section 162(m) of the Code).

(h) “Company” shall mean Warp Technology Holdings, Inc., operating under the trade name Halo Technology Holdings, a Nevada corporation.

(i) “Contract Date” shall mean the date specified in the Award Agreement on which a Participant is entitled to receive Contract Stock, provided he or she is still providing services to the Company or an affiliate on such date.

(j) “Contract Stock” shall mean an Award that entitles the recipient to receive unrestricted Shares, without payment, if the recipient is still providing services to the Company or a Related Corporation as of a future date specified in the Award Agreement.

(k) “Disability” shall mean separation from service as a result of a Participant’s “permanent and total disability,” as defined in section 22(e)(3) of the Code.

(l) “Dividend Equivalent Right” shall mean an Award that entitles the recipient to receive a benefit in lieu of cash dividends that would have been payable on any or all Shares subject to another Award granted to the Participant had such Shares been outstanding.

(m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” shall mean the following, arrived at by a good faith determination of the Committee:

(1) if there are sales of Shares on a national securities exchange or in an over-the-counter market on the date of grant (or on such other date as value must be determined), then the mean between the highest and lowest quoted selling price on such date; or

(2) if there are no such sales of Shares on the date of grant (or on such other date as value must be determined) but there are such sales on dates within a reasonable period both before and after such date, the weighted average of the means between the highest and lowest selling price on the nearest date before and the nearest date after such date on which there were such sales; or

(3) if actual sales are not available during a reasonable period beginning before and ending after the date of grant (or on such other date as value must be determined), then the mean between the bid and asked price on such date as reported by the National Quotation Bureau; or

(4) if paragraphs (1) through (3) above are not applicable, or if the Committee determines another method to be more appropriate (consistent with applicable regulations and the Code) then such other method of determining fair market value as shall be adopted by the Committee.

Where the Fair Market Value of Shares is determined under paragraph (2) above, the average of the quoted closing prices on the nearest date before and the nearest date after the last business day before the specified date shall be weighted inversely by the respective numbers of trading days between the dates of reported sales and such date (i.e., the valuation date), in accordance with Treas. Reg. §20.2031-2(b)(1) or any successor thereto.

(o) “ISO” shall mean an Option which, at the time such Option is granted under the Plan, qualifies as an incentive stock option within the meaning of section 422 of the Code, unless the Award Agreement states that the Option will not be treated as an ISO.

(p) “More-Than-10-Percent Shareholder” shall mean any individual who at the time of grant owns, directly or indirectly, or is deemed to own by reason of the attribution rules of section 424(d) of the Code, Shares possessing more than 10 percent of the total combined voting power of all classes of Shares of the Company or of a Related Corporation.

(q) “NQSO” shall mean an Option that, at the time such Option is granted to a Participant does not meet the definition of an ISO, whether or not it is designated as a nonqualified stock option in the Award Agreement.

(r) “Option” is an Award entitling the Participant on exercise thereof to purchase Shares at a specified exercise price.

(s) “Participant” shall mean an employee, consultant or director of the Company or an affiliate who has been granted an Award under the Plan.

(t) “Performance Stock” shall mean an Award that entitles the recipient to receive Shares, cash equal to the Fair Market Value of such Shares, or a combination thereof, as set forth in the Award Agreement without payment, following the attainment of designated Performance Goals.

(u) “Performance Goals” shall mean goals deemed by the Committee to be important to the success of the Company or any of its Related Corporations and established with respect to an Award of Performance

Stock. In creating these measures, the Committee shall use one or more of the following business criteria: return on assets, return on net assets, asset turnover, return on equity, return on capital, market price appreciation of Shares, economic value added, total stockholder return, net income, pre-tax income, earnings per share, operating profit margin, net income margin, sales margin, cash flow, market share, inventory turnover, sales growth, net revenue per shipment, net revenue growth, capacity utilization, increase in customer base, environmental health and safety, diversity, and/or quality. The business criteria may be expressed in absolute terms or relative to the performance of other companies or an index.

(v) “Plan” shall mean the Halo Technology Holdings 2005 Equity Incentive Plan, as set forth herein and as it may be amended from time to time.

(w) “Related Corporation” shall mean either a “subsidiary corporation” of the Company (if any), as defined in section 424(f) of the Code, or the “parent corporation” of the Company (if any), as defined in section 424(e) of the Code.

(x) “Restricted Stock” shall mean an Award that grants the recipient Shares at no cost but subject to whatever restrictions are determined by the Committee.

(y) “Restricted Stock Unit” shall mean an Award that entitles the recipient to one Share, or cash equal to the Fair Market Value of such Share, or a combination thereof, as set forth in the Award Agreement subject to whatever restrictions are determined by the Committee.

(z) “Securities Act” shall mean the Securities Act of 1933, as amended.

(aa) “Shares” shall mean shares of common stock of the Company, par value $0.0001 per share.

(bb) “Stock Appreciation Right” shall mean an Award entitling the recipient upon exercise or vesting an amount, in Shares or cash, determined by reference to appreciation in Share value.

3. Administration

(a) The Plan shall be administered by the Committee. Each member of the Committee, while serving as such, shall be deemed to be acting in his or her capacity as a director of the Company. Acts approved by a majority of the members of the Committee at which a quorum is present, or acts without a meeting reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. Any authority of the Committee (except for the authority described in subsection (b)(1)-(4) and (7) below which may only be exercised by the Committee) may be delegated to a Plan administrator.

(b) The Committee shall have the authority:

(1) to select the employees, consultants and directors of the Company or an affiliate to be granted Awards under the Plan and to grant such Awards at such time or times as it may choose;

(2) to determine the type and size of each Award, including the number of Shares subject to the Award;

(3) to determine the terms and conditions of each Award;

(4) to amend an existing Award in whole or in part (including the extension of the exercise period for any NQSO), except that the Committee may not (i) lower the exercise price of any Option, or (ii) without the consent of the Participant holding the Award, take any action under this clause if such action would adversely affect the rights of such Participant;

(5) to adopt, amend and rescind rules and regulations for the administration of the Plan;

(6) to interpret the Plan and decide any questions and settle any controversies that may arise in connection with it; and

(7) to adopt such modifications, amendments, procedures, sub-plans and the like which may be inconsistent with the provisions of the Plan, as may be necessary to comply with the laws and regulations of other countries in which the Company and its Related Corporations operate in order to assure the viability of Awards granted under the Plan to individuals in such other countries.

Such determinations and actions of the Committee, and all other determinations and actions of the Committee made or taken under authority granted by any provision of the Plan, shall be conclusive and shall bind all parties. Nothing in this subsection (b) shall be construed as limiting the power of the Board or the Committee to make the adjustments described in Sections 8.3 and 8.4.

4. Effective Date and Term of Plan

(a) Effective Date. The Plan, having been adopted by the Board on September 13, 2005, shall become effective on that date, but subject to the approval of the stockholders of the Company pursuant to Section 9(b). Awards may be granted under the Plan before such stockholder approval (but after the Board’s adoption of the Plan), subject to such stockholder approval.

(b) Term of Plan for ISOs. No ISO may be granted under the Plan after September 13, 2015, but ISOs previously granted may extend beyond that date. Awards other than ISOs may be granted after that date.

5. Shares Subject to the Plan

(a) Limits. The aggregate number of Shares that may be delivered under the Plan is 8,400,000. The aggregate number of Shares that may be delivered under the Plan with respect to ISOs is 8,400,000. Further, no employee shall receive Options (in the aggregate) or Stock Appreciation Rights for more than 4,000,000 Shares each during any calendar year; or more than 4,000,000 Dividend Equivalent Rights during any calendar year, under the Plan. Finally, the maximum number of Shares that may be issued to any Participant under any Award in any calendar year is 4,000,000.

(b) Special Rules. The limits set forth in subsection (a) above shall be subject to the adjustments described in Section 8.3. Shares delivered under the Plan may be authorized but unissued Shares or reacquired Shares, and the Company may purchase Shares required for this purpose, from time to time, if it deems such purchase to be advisable. Any Shares still subject to an Option which expires or otherwise terminates for any reason whatsoever (including, without limitation, the surrender thereof) without having been exercised in full, any Shares still subject to an Award that is forfeited, any Shares withheld for the payment of taxes with respect to an Award, and the Shares subject to an Award which is payable in Shares or cash and that is satisfied in cash rather than in Shares, shall continue to be available for Awards under the Plan. However, if an Option or Stock Appreciation Right is cancelled, the Shares covered by the cancelled Option and/or Stock Appreciation Right shall be counted against the maximum number of Shares specified in Section 5(a) above for which Options and Stock Appreciation Rights may be granted to an employee in any calendar year.

6. Eligibility. Except as otherwise provided, employees, consultants and directors of the Company or an affiliate shall be eligible to receive Awards under the Plan. More than one Award may be granted to a employee, consultant or director under the Plan.

7. Types of Awards

7.1 Options

(a) Kinds of Options. Both ISOs and NQSOs may be granted by the Committee under the Plan. NQSOs may be granted to an employee, consultant or director of the Company or an affiliate. ISOs may only be granted to employees of the Company or of a Related Corporation. Once an ISO has been granted, no action by the Committee that would cause the Option to lose its status as an ISO under the Code will be effective without the consent of the Participant holding the Option.

(b) $100,000 Limit. The aggregate Fair Market Value of the Shares with respect to which ISOs are exercisable for the first time by an employee during any calendar year (counting ISOs under this Plan and under any other stock option plan of the Company or a Related Corporation) shall not exceed $100,000. If an Option intended as an ISO is granted to an employee and the Option may not be treated in whole or in part as an ISO pursuant to the $100,000 limit, the Option shall be treated as an ISO to the extent it may be so treated under the limit and as an NQSO as to the remainder. For purposes of determining whether an ISO would cause the limit to be exceeded, ISOs shall be taken into account in the order granted. The annual limits set forth above for ISOs shall not apply to NQSOs.

(c) Exercise Price. The exercise price of an Option shall be determined by the Committee, subject to the following:

(i) The exercise price of an ISO shall not be less than the greater of (A) 100 percent (110 percent in the case of an ISO granted to a More-Than-10-Percent Shareholder) of the Fair Market Value of the Shares subject to the Option, determined as of the time the Option is granted, or (B) the par value per Share.

(ii) The exercise price of an NQSO shall not be less than the greater of (A) 100 percent of the Fair Market Value of the Shares subject to the Option, determined as of the time the Option is granted, or (B) the par value per Share.

(d) Term of Options. The term of each Option may not be more than 10 years (five years, in the case of an ISO granted to a More-Than-10-Percent Shareholder), from the date the Option was granted, or such earlier date as may be specified in the Award Agreement.

(e) Exercise of Options. An Option shall become exercisable at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time and from time to time accelerate the time at which all or any part of the Option may be exercised. Any exercise of an Option must be in writing, signed by the proper individual, and delivered or mailed to the Company, accompanied by (i) any other documents required by the Committee and (ii) payment in full in accordance with subsection (f) below for the number of Shares for which the Option is exercised (except that, in the case of an exercise arrangement approved by the Committee and described in subsection (f)(iii) below, payment may be made as soon as practicable after the exercise). Only full shares shall be issued under the Plan, and any fractional share that might otherwise be issuable upon exercise of an Option granted hereunder shall be forfeited.

(f) Payment for Shares. The Award Agreement shall set forth, from among the following alternatives, how the exercise price is to be paid:

(i) in cash or by check (acceptable to the Committee), bank draft, or money order payable to the order of the Company;

(ii) unless prohibited by guidance issued under Section 409A of the Code, in Shares previously acquired by the Participant; provided, however, that if such Shares were acquired through the exercise of an ISO and are used to pay the Option price of an ISO, such Shares have been held by the Participant for a period of not less than the holding period described in section 422(a)(1) of the Code on the date of exercise, or if such Shares were acquired through the exercise of an NQSO and are used to pay the Option price of an ISO, or if such Shares were acquired through the exercise of an ISO or an NQSO and are used to pay the Option price of an NQSO, such Shares have been held by the Participant for such period of time as may be required, if applicable, to be considered “mature” Shares for purposes of accounting treatment;

(iii) with the contemporaneous consent of the Committee, by delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the Option (in no event shall any part of such transaction constitute a loan from the Company or an affiliate to the Participant); or

(iv) by any combination of the above-listed forms of payment.

If the Option price is paid, in whole or in part, with Shares, the portion of the Option price so paid shall be equal to the Fair Market Value on the date of exercise of the Option of the Shares surrendered in payment of such Option price.

7.2 Stock Appreciation Rights

(a) Grant of Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to any employee, consultant or director of the Company or an affiliate. The Committee may grant Stock Appreciation Rights that are payable upon a Participant’s exercise of his or her Award (an “Exercisable SAR”) or that are payable upon the vesting of his or her Award (a “Vesting SAR”).

(b) Nature of Exercisable SARs. An Exercisable SAR entitles the Participant to receive, with respect to each Share as to which the Stock Appreciation Right is vested, the excess of the Share’s Fair Market Value on the date of exercise over its Fair Market Value on the date the Stock Appreciation Right was granted. Such excess shall be paid in Shares.

A Participant may exercise his or her Exercisable SAR at any time after it vests and prior to its termination.

(c) Nature of Vesting SARs. A Vesting SAR entitles the Participant to receive, with respect to each Share as to which the Stock Appreciation Right is vested, the excess of the Share’s Fair Market Value on the date of vesting over its Fair Market Value on the date the Stock Appreciation Right was granted. Such excess shall be paid in cash as soon as practicable after, but no later than March 15 of the calendar year beginning after, the date the Stock Appreciation Rights are no longer subject to a substantial risk of forfeiture (as defined in Section 409A of the Code) unless the Committee has specified a later payment date (in accordance with Section 409A of the Code) in the Award Agreement.

(d) Vesting of Stock Appreciation Rights. A Stock Appreciation Right shall vest at such time or times, and on such conditions, as the Committee may specify in the Award Agreement. The Committee may at any time accelerate the vesting of a Stock Appreciation Right.

7.3 Restricted Stock

(a) General Requirements. The Committee may issue or transfer Restricted Stock (for any or no consideration) to any employee, consultant or director of the Company or an affiliate.

(b) Rights as a Stockholder. Unless the Committee determines otherwise, a Participant who receives Restricted Stock shall have certain rights of a stockholder with respect to the Restricted Stock, including voting and dividend rights (in accordant with subsection (e), below), subject to the restrictions described in subsection (c) below and any other conditions imposed by the Committee at the time of grant. Unless the Committee determines otherwise, certificates evidencing shares of Restricted Stock will remain in the possession of the Company until such Shares are free of all restrictions under the Plan.

(c) Restrictions. Except as otherwise specifically provided by the Plan, Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of, and if the Participant ceases to be an employee of any of the Company and its Related Corporations for any reason, must be forfeited to the Company. These restrictions will lapse at such time or times, and on such conditions, as the Committee may specify in the Award Agreement. Upon the lapse of all restrictions, the Shares will cease to be Restricted Stock for purposes of the Plan. The Committee may at any time accelerate the time at which the restrictions on all or any part of the Shares will lapse.

(d) Notice of Tax Election. Any Participant making an election under section 83(b) of the Code for the immediate recognition of income attributable to an Award of Restricted Stock must provide a copy thereof to the Company within 10 days of the filing of such election with the Internal Revenue Service.

(e) Dividend Rights. Dividends payable with respect to dividend rights attributable to a Restricted Stock Award shall accumulate without interest (and be held by the Company) and shall vest at the same time as the Shares attributable to the Restricted Stock Award vest. Once vested, such dividends will be paid to the Participant in cash as soon as practicable after, but not later than March 15 of the calendar year beginning after, the date the dividends are no longer subject to a substantial risk of forfeiture (as defined under Section 409A of the Code) unless the Committee has specified a later payment date (in accordance with Section 409A of the Code) in the Award Agreement.

7.4 Restricted Stock Units

(a) Grant. The Committee may grant Restricted Stock Units to any employee, consultant or director of the Company or an affiliate.

(b) Nature of Restricted Stock Units. A Restricted Stock Unit entitles the Participant to receive, with respect to each vested Restricted Stock Unit, one Share of the Company, cash equal to the Fair Market Value of such Share, or a combination thereof, as set forth in the Award Agreement.

(c) Payment of Restricted Stock Units. Payment with respect to Restricted Stock Units shall be made, in Shares or cash, as applicable, shall be delivered as soon as practicable after, but not later than March 15 of the calendar year beginning after, the date the Restricted Stock Units are no longer subject to a substantial risk of forfeiture (as defined in section 409A of the Code) unless the Committee has specified a later payment date (in accordance with Section 409A of the Code) in the Award Agreement.

(d) Dividend Equivalent Rights. A Participant who receives a Restricted Stock Unit shall not have voting and dividend rights with respect to such Restricted Stock Unit. However, a Participant will have Dividend Equivalent Rights on Restricted Stock Units, entitling the Participant to receive the value of any cash dividends paid on Shares represented by the Participant’s Restricted Stock Units. Such Dividend Equivalent Rights shall accumulate (without interest) and shall vest at the same time as the Restricted Stock Units vest to which the Dividend Equivalent Rights relate. Once vested such Dividend Equivalent Rights shall be paid to the Participant as soon as practicable after, but no later than March 15 of the calendar year beginning after, the Dividend Equivalent Rights are no longer subject to a substantial risk of forfeiture (as defined under Section 409A of the Code) unless the Committee has specified a later payment date (in accordance with Section 409A of the Code) in the Award Agreement.

7.5 Performance Stock; Performance Goals

(a) Grant. The Committee may grant Performance Stock to any employee, consultant or director of the Company or an affiliate, conditioned upon the meeting of designated Performance Goals. The Committee shall determine the number of Shares of Performance Stock to be granted.

(b) Nature of Performance Stock. An Award of Performance Stock entitles the recipient, to the extent the performance goals are met, to receive Shares, cash equal to the Fair Market Value of such Shares, or a combination thereof, as set forth in the Award Agreement.

(c) Performance Period and Performance Goals. When Performance Stock is granted, the Committee shall establish the performance period during which performance shall be measured, the Performance Goals, and such other conditions of the Award as the Committee deems appropriate.

(d) Delivery of Performance Stock. At the end of each performance period, the Committee shall determine to what extent the Performance Goals and other conditions of the Award have been met and the number of Shares (or cash), if any, to be delivered with respect to the Award. Provided that the Committee determines that the performance goals and other conditions have been met, Shares or cash, as applicable, shall be delivered as soon as practicable after, but no later than March 15 of the calendar year beginning after, the date the Performance Stock is no longer subject to a substantial risk of forfeiture (as defined in section 409A of the Code), unless the Committee has specified a later payment date (in accordance with Section 409A) in the Award Agreement.

7.6 Contract Stock

(a) Grant. The Committee may grant Contract Stock to any employee, consultant or director of the Company or an affiliate, conditioned upon the Participant’s continued provision of services to the Company and its affiliates through the date specified in the Award Agreement. The Committee shall determine the number of Shares of Contract Stock to be granted.

(b) Contract Date. When Contract Stock is granted, the Committee shall establish the Contract Date on which the Contract Stock shall be delivered to the Participant, provided the Participant is still providing services to the Company and its affiliates on such date.

(c) Delivery of Contract Stock. If the Participant is still providing services to the Company and its affiliates as of the Contract Date, the Committee shall cause the Contract Stock to be delivered to the Participant in accordance with the terms of the Award Agreement. Shares shall be delivered as soon as practicable after, but no later than March 15 of the calendar years beginning after, the date the Contract Stock is no longer subject to a substantial risk of forfeiture (as defined in section 409A of the Code) (i.e., the Contract Date), unless the Committee has specified a later payment date (in accordance with Section 409A) in the Award Agreement.

7.7 Bonus Stock. The Committee may grant Bonus Stock to an employee, consultant or director of the Company or an affiliate as a bonus to the individual for service to the Company and its affiliates. The Committee shall determine the number of Shares of Bonus Stock to be granted. Bonus Stock shall be delivered to the Participant as soon as practicable after, but no later than March 15 of the calendar year beginning after, the date the Bonus Stock is granted to the participant.

7.8 Dividend Equivalent Rights. The Committee may provide for payment (in Shares, cash or other benefit as set forth in the Award Agreement) to an employee, consultant or director of the Company or an affiliate of Dividend Equivalent Rights. Benefits payable with respect to Dividend Equivalent Rights shall accumulate without interest (and shall be held by the Company) and such Dividend Equivalent Rights shall vest in accordance with the vesting schedule in the Award Agreement. Dividend Equivalent Rights shall be paid to the Participant as soon as practicable after, but no later than March 15 of the calendar year beginning after, the date the Dividend Equivalent Rights are no longer subject to a substantial risk of forfeiture (as defined in section 409A of the Code), unless the Committee has specified a later payment date (in accordance with Section 409A) in the Award Agreement.

8. Events Affecting Outstanding Awards

8.1 Termination of Service (Other Than by Death or Disability). If a Participant ceases to be an employee, consultant or director of any of the Company and its affiliates (Related Corporations for purposes of ISOs) for any reason other than death or Disability, the following shall apply:

(a) Options and Exercisable SARs. Except as otherwise determined by the Committee and except in the event the Participant terminates for Cause, all Options and Exercisable SARs held by the Participant that were not exercisable immediately before the Participant’s termination of service shall terminate at that time. Any Options and Exercisable SARs that were exercisable immediately before the termination of service will continue to be exercisable for three months (or for such longer period as the Committee may determine), and shall thereupon terminate, unless the Award Agreement provides by its terms for immediate termination or for termination in less than three months if termination of service occurs in specific circumstances. In no event, however, shall an Option or Exercisable SAR remain exercisable beyond the latest date on which it could have been exercised without regard to this Section. For purposes of this subsection (a), a termination of service shall not be deemed to have resulted by reason of a sick leave or other bona fide leave of absence approved for purposes of the Plan by the Committee. In the event the Participant terminates service for Cause, all Options and Exercisable SARs held by the Participant (whether or not they are exercisable) shall terminate at that time.

(b) Restricted Stock. Except as otherwise determined by the Committee, all Restricted Stock held by the Participant at the time of termination of service must be transferred to the Company (and, if the certificates representing such Restricted Stock are held by the Company, such Restricted Stock shall be so transferred without any further action by the Participant), in accordance with Section 7.3.

(c) Other Awards. Except as otherwise determined by the Committee, all Vesting SARs, Restricted Stock Units, Performance Stock, Contract Stock and Dividend Equivalent Rights to which the Participant was not irrevocably entitled before the termination of service shall be forfeited and the Award canceled as of the date of such termination of service.

8.2 Death or Disability. If a Participant dies or incurs a Disability, the following shall apply:

(a) Options and Exercisable SARs. Except as otherwise determined by the Committee, all Options and Exercisable SARs held by the Participant immediately before death or Disability, as the case may be, to the extent then exercisable, may be exercised by the Participant or by the Participant’s legal representative (in the case of Disability), or by the Participant’s executor or administrator or by the individual(s) to whom the Option or Exercisable SARs is transferred by will or the laws of descent and distribution, at any time within the one-year period ending with the first anniversary of the Participant’s death or Disability (or such shorter or longer period as the Committee may determine), and shall thereupon terminate. In no event, however, shall an Option or Exercisable SARs remain exercisable beyond the latest date on which it could have been exercised without regard to this Section. Except as otherwise determined by the Committee, all Options and Exercisable SARs held by a Participant immediately before death or Disability that are not then exercisable shall terminate at the date of death or Disability.

(b) Restricted Stock. Except as otherwise determined by the Committee, all Restricted Stock held by the Participant at the date of death or Disability, as the case may be, must be transferred to the Company (and, if the certificates representing such Restricted Stock are held by the Company, such Restricted Stock shall be so transferred without any further action by the Participant), in accordance with Section 7.3.

(c) Other Awards. Except as otherwise determined by the Committee, all Vesting SARs, Restricted Stock Units, Performance Stock, Contract Stock and Dividend Equivalent Rights to which the Participant was not irrevocably entitled before death or Disability, as the case may be, shall be forfeited and the Award canceled as of the date of death or Disability.

8.3 Capital Adjustments. The maximum number of Shares that may be delivered under the Plan (including the number of Shares that may be delivered with respect to ISOs), and the maximum number of Shares with respect to which Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or Performance Stock may be granted to any Participant under the Plan, all as stated in Section 5, and the number of Shares issuable upon the exercise or vesting of outstanding Awards under the Plan (as well as the exercise price per Share under outstanding Options) shall be proportionately adjusted, as may be deemed appropriate by the Committee, to reflect any increase or decrease in the number of issued Shares resulting from a subdivision (share-split), consolidation (reverse split), stock dividend, or similar change in the capitalization of the Company.

8.4 Certain Corporate Transactions

(a) If a corporate transaction occurs (as, for example, a merger, consolidation, sale of all or substantially all of the Company’s property or the sale of more than 50% of the outstanding shares of the Company’s stock, separation, reorganization, or liquidation), each outstanding Award shall be assumed by the surviving or successor entity; provided, however, that if a corporate transaction is proposed, the Committee may terminate all or a portion of any outstanding Award, effective upon the closing of the corporate transaction, if it determines that such termination is in the best interests of the Company. If the Committee decides to terminate outstanding Options and Exercisable SARs, the Committee shall give each Participant holding an Option or Exercisable SAR to be terminated not less than seven days’ notice before any such termination, and any Option or Exercisable SAR that is to be so terminated may be exercised (if and only to the extent that it is then exercisable) up to, and including the date immediately preceding such termination. Further, the Committee, in its discretion, may (i) accelerate, in whole or in part, the date on which any or all Options, Stock Appreciation Rights, or Restricted Stock Units vest, (ii) remove the restrictions from the outstanding Restricted Stock, (iii) cause the delivery of any Performance Stock, even if the associated Performance Goals have not been met, (iv) cause the delivery of any Contract Stock, even if the Contract Date has not been reached and/or (v) cause the payment of any Dividend Equivalent Rights. The Committee also may, in its discretion, change the terms of any outstanding Award to reflect the corporate transaction, provided that, in the case of ISOs, such change would not constitute a “modification” under section 424(h) of the Code unless the Participant consents to the change.

(b) With respect to an outstanding Award held by a Participant who, following the corporate transaction, will be employed by or otherwise providing services to an entity which is a surviving or acquiring entity in such transaction or an affiliate of such an entity, the Committee may, in lieu of the action described in subsection (a) above, arrange to have such surviving or acquiring entity or affiliate grant to the Participant a replacement award which, in the judgment of the Committee, is substantially equivalent to the Award.

9. Amendment or Termination of the Plan

(a) In General. The Board, pursuant to a written resolution, may from time to time suspend or terminate the Plan or amend it and, except as provided in Section 3(b)(4), 7.1(a), and 8.4(a), the Committee may amend any outstanding Awards in any respect whatsoever; except that, without the approval of the shareholders (given in the manner set forth in subsection (b) below)—

(1) no amendment may be made that would—

(A) change the class of employees eligible to participate in the Plan with respect to ISOs;

(B) except as permitted under Section 8.3, increase the maximum number of Shares with respect to which ISOs may be granted under the Plan; or

(C) extend the duration of the Plan under Section 4(b) with respect to any ISOs granted hereunder;

(2) no amendment may be made that would constitute a modification of the material terms of the “performance goal(s)” within the meaning of Treas. Reg. § 1.162-27(e)(4)(vi) or any successor thereto (to the extent compliance with section 162(m) of the Code is desired);

(3) no amendment may be made that would require shareholder approval under an applicable law or exchange listing rule.

Notwithstanding the foregoing, no such suspension, termination, or amendment shall materially impair the rights of any Participant holding an outstanding Award without the consent of such Participant, unless such suspension, termination or amendment is necessary to comply with applicable law.

(b) Manner of Shareholder Approval. The approval of shareholders must comply with all applicable provisions of the corporate charter and bylaws of the Company, and applicable state law prescribing the method and degree of shareholder approval required for the issuance of corporate stock or options. If the applicable state law does not prescribe a method and degree of shareholder approval in such cases, the approval of shareholders must be effected:

(1) by a method and in a degree that would be treated as adequate under applicable state law in the case of an action requiring shareholder approval (i.e., an action on which shareholders would be entitled to vote if the action were taken at a duly held shareholders’ meeting);

(2) by a majority of the votes cast (including abstentions, to the extent abstentions are counted as voting under applicable state law), in a separate vote at a duly held shareholders’ meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan.

10. Miscellaneous

10.1 Documentation of Awards. Awards shall be evidenced by such written Award Agreements, if any, as may be prescribed by the Committee from time to time. Such instruments may be in the form of agreements to be executed by both the Participant and the Company, or certificates, letters, or similar instruments, which need not be executed by the Participant but acceptance of which will evidence agreement to the terms thereof.

10.2 Rights as a Stockholder. Except as specifically provided by the Plan or an Award Agreement, the receipt of an Award shall not give a Participant rights as a stockholder; instead, the Participant shall obtain such rights, subject to any limitations imposed by the Plan or the Award Agreement, upon the actual receipt of Shares.

10.3 Conditions on Delivery of Shares. The Company shall not deliver any Shares pursuant to the Plan or remove restrictions from Shares previously delivered under the Plan (i) until all conditions of the Award have been satisfied or removed, (ii) until all applicable Federal and state laws and regulations have been complied with, and (iii) if the outstanding Shares are at the time of such delivery listed on any stock exchange or market, until the Shares to be delivered have been listed or authorized to be listed on such exchange or market. If an Award is exercised by the Participant’s legal representative, the Company will be under no obligation to deliver Shares pursuant to such exercise until the Company is satisfied as to the authority of such representative.

10.4 Registration and Listing of Shares. If the Company shall deem it necessary to register under the Securities Act or any other applicable statute any Shares purchased under this Plan, or to qualify any such Shares for an exemption from any such statutes, the Company shall take such action at its own expense. If Shares are listed on any national securities exchange or market at the time any Shares are purchased hereunder, the Company shall make prompt application for the listing on such national securities exchange or market of such Shares, at its own expense. Purchases and grants of Shares hereunder shall be postponed as necessary pending any such action.

10.5 Compliance with Rule 16b-3. All elections and transactions under this Plan by individuals subject to Rule 16b-3, promulgated under section 16(b) of the Exchange Act, or any successor to such Rule, are intended to comply with at least one of the exemptive conditions under such Rule. The Committee shall establish such administrative guidelines to facilitate compliance with at least one such exemptive condition under Rule 16b-3 as the Committee may deem necessary or appropriate.

10.6 Tax Withholding

(a) Obligation to Withhold. The Company shall withhold from any cash payment made pursuant to an Award an amount sufficient to satisfy all Federal, state, and local withholding tax requirements including the withholding requirements of any jurisdiction outside the United States (the “Withholding Requirements”). In the case of an Award pursuant to which Shares may be delivered, the Committee may require that the Participant or other appropriate individual remit to the Company an amount sufficient to satisfy the Withholding Requirements, or make other arrangements satisfactory to the Committee with regard to such Withholding Requirements, before the delivery of any Shares.

(b) Election to Withhold Shares. The Committee, in its discretion, may permit or require the Participant to satisfy the withholding requirements, in whole or in part, by electing to have the Company withhold Shares (or by returning previously acquired Shares to the Company); provided, however, that the Company may limit the number of Shares withheld to satisfy the Withholding Requirements to the extent necessary and if by so doing adverse accounting consequences will be avoided. Shares shall be valued, for purposes of this subsection (b), at their Fair Market Value (determined as of the date an amount is includible in income by the Participant (the “Determination Date”), rather than the date of grant). If Shares acquired by the exercise of an ISO are used to satisfy the Withholding Requirements, such Shares must have been held by the Participant for a period of not less than the holding period described in section 422(a)(1) of the Code as of the Determination Date. The Committee shall adopt such withholding rules as it deems necessary to carry out the provisions of this Section.

10.7 Transferability of Awards. No ISO may be transferred other than by will or by the laws of descent and distribution. No other Award may be transferred, except to the extent permitted in the applicable Award Agreement. During a Participant’s lifetime an Award requiring exercise may be exercised only by the Participant (or if the Participant becomes incapacitated, by the individual(s) legally appointed to act on the Participant’s behalf).

10.8 Registration. If the Participant is married at the time Shares are delivered and if the Participant so requests at such time, the certificate or certificates for such Shares shall be registered in the name of the Participant and the Participant’s spouse, jointly, with right of survivorship.

10.9 Acquisitions. Notwithstanding any other provision of this Plan, Awards may be granted hereunder in substitution for awards held by employees and directors of other entities who are about to, or have, become employees or directors of the Company or an affiliate as a result of a merger, consolidation, acquisition of assets or similar transaction by the Company or the affiliate. The terms of the substitute Awards so granted may vary from the terms set forth in this Plan to such extent as the Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted; provided, however, that no substitute Award shall be granted which will subject the Award to section 409A of the Code (if it previously was not subject to such Code section).

10.10 Replacement of Outstanding Options. The Committee shall have the authority to cancel, at any time and from time to time, with the consent of the affected Participants, any or all outstanding Options under the Plan and to grant in substitution therefore, new Options under the Plan covering the same or a different number of Shares but having a per share purchase price not less than the greater of par value or 100 percent of the Fair Market Value of a Share on the new date of the grant. Prior to the effective date of the “Statement of Financial Accounting Standards No. 123 (Revised December 2004),” such substitute grant shall not be made within six months before or after such cancellation. The Committee may permit the voluntary surrender of all or a portion of any Option to be conditioned upon the granting to the Participant under the Plan of a new Option for the same or a different number of Shares as the Option surrendered, or may require such voluntary surrender as a condition precedent to a grant of a new Option to such Participant. Any new Option shall be exercisable at the price, during the period, and in accordance with any other terms and conditions specified by the Committee at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the price, period of exercise, and any other terms or conditions of the Option surrendered.

10.11 Employment/Service Rights. Neither the adoption of the Plan nor the grant of Awards will confer on any individual any right to continued employment by, or the provision of service to, the Company or any of its Related Corporations or affect in any way the right of any of the foregoing to terminate an employment or service relationship at any time.

10.12 Indemnification of Board and Committee. Without limiting any other rights of indemnification that they may have from the Company or any of its Related Corporations, the members of the Board and the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any claim, action, suit or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit or proceeding, the Board or Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his or her own behalf. The provisions of this Section shall not give members of the Board or the Committee greater rights than they would have under the Company’s by-laws or Nevada law.

10.13 Application of Funds. Any cash proceeds received by the Company from the sale of Shares pursuant to Awards granted under the Plan shall be added to the general funds of the Company. Any Shares received in payment for additional Shares upon exercise of an Option shall become treasury stock.

10.14 Governing Law. The Plan shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the State of Nevada (without reference to the principles of conflict of laws) shall govern the operation of, and the rights of employees and directors under, the Plan and Awards granted hereunder.

IN WITNESS WHEREOF, Halo Technology Holdings has caused this Plan to be duly executed this 13th day of September 2005.

HALO TECHNOLOGY HOLDINGS

By:	/S/ ERNEST C. MYSOGLAND
Title:	Executive Vice President

DETACH HERE

PROXY

Warp Technology Holdings, Inc.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

OCTOBER 21, 2005

The undersigned hereby appoints Rodney A. Bienvenu, Jr. and Ernest C. Mysogland or either of them, with full power of substitution, as proxy to represent and to vote, as designated on the reverse side, all shares of stock of Warp Technology Holdings, Inc. (the “Company”) which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held at Hotel Icon, 220 Main Street, Houston, Texas, 77002, on Friday, October 21, 2005, at 10:00 A.M. local time, or at any adjournment thereof, in respect to all matters which may properly come before the meeting in accordance with and as more fully described in the Notice of Meeting and Proxy Statement, receipt of which is acknowledged.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS.

If the undersigned hold(s) any shares in a fiduciary, custodial or joint capacity or capacities this proxy is signed by the undersigned in every such capacity as well as individually.

SEE REVERSE SIDE	(continued and to be signed on reverse side)	SEE REVERSE SIDE

(continued from other side)

Warp Technology Holdings, Inc.

C/O PACIFIC STOCK TRANSFER COMPANY

500 E. WARM SPRINGS ROAD

SUITE 240

LAS VEGAS, NV 89119

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.

	FOR ALL	AGAINST ALL	ABSTAIN

To elect four directors to hold office until the next annual meeting of stockholders. Current nominations are: Rodney A. Bienvenu, Jr., John A. Boehmer, David M. Howitt and Mark J. Lotke. Please indicate the name of those for whom you are withholding your vote:

	☐	☐	☐

	FOR	AGAINST	ABSTAIN

To ratify the appointment of Mahoney Cohen & Company, CPA, P.C. as auditors for the Company for the fiscal year ending June 30, 2006	☐	☐	☐

To approve the Halo Technology Holdings 2005 Equity Incentive Plan	☐	☐	☐

To consider and act upon such other business and matters or proposals as may properly come before the meeting or any adjournment of the meeting	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT ☐

Please sign exactly as your name appears hereon. If acting as attorney, executor, trustee or in other representative capacity, sign name and title.

Signature:	Date:	Signature:	Date: